                                                                   EXHIBIT 10.42

                     * * * * * * * * * * * * * * * * * * * *

                                      LEASE

                          RIO ROBLES TECHNOLOGY CENTRE

                     * * * * * * * * * * * * * * * * * * * *

                                     BETWEEN

                          COVAD COMMUNICATIONS COMPANY
                                    (TENANT)

                                       AND

                         CARRAMERICA REALTY CORPORATION
                                   (LANDLORD)

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
1.  LEASE AGREEMENT.........................................................................................    1
2.  RENT....................................................................................................    3
3.  PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION;
    REPAIRS AND MAINTENANCE..................... ...........................................................   11
4.  SERVICES AND UTILITIES..................................................................................   13
5.  ALTERATIONS AND REPAIRS.................................................................................   13
6.  USE OF PREMISES.........................................................................................   16
7.  GOVERNMENTAL REQUIREMENTS AND BUILDING RULES............................................................   18
8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE............................................................   20
9.  FIRE AND OTHER CASUALTY.................................................................................   23
10. EMINENT DOMAIN..........................................................................................   24
11. RIGHTS RESERVED TO LANDLORD.............................................................................   24
12. DEFAULTS................................................................................................   25
13. LANDLORD REMEDIES.......................................................................................   27
14. SURRENDER...............................................................................................   29
15. HOLDOVER................................................................................................   29
16. SUBORDINATION TO GROUND LEASES AND MORTGAGES............................................................   30
17. ASSIGNMENT AND SUBLEASE.................................................................................   31
18. CONVEYANCE BY LANDLORD..................................................................................   35
19. ESTOPPEL CERTIFICATE....................................................................................   35
20. LEASE DEPOSIT...........................................................................................   35
21. TENANT'S PERSONAL PROPERTY AND FIXTURES.................................................................   37
22. NOTICES.................................................................................................   37
23. QUIET POSSESSION........................................................................................   39
24. REAL ESTATE BROKERS.....................................................................................   39
25. MISCELLANEOUS...........................................................................................   39
26. UNRELATED BUSINESS INCOME...............................................................................   42
27. BUILDING RENOVATIONS....................................................................................   42
28. HAZARDOUS SUBSTANCES....................................................................................   43
29. EXCULPATION.............................................................................................   44
30. COMMUNICATIONS AND COMPUTER LINES.......................................................................   44
31. OPTION TO EXTEND........................................................................................   45
32. RIGHT OF FIRST OFFER....................................................................................   47
33. LANDLORD'S PERSONAL PROPERTY............................................................................   49

                                      LEASE

         THIS LEASE (the "Lease") is dated as of August 6, 2003 (for reference purposes only) between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord") and the Tenant as named in the schedule below (the "Schedule"). The term "Project" means the seven (7) buildings, the land appurtenant thereto ("Land"), and other improvements located thereon commonly known as "Rio Robles Technology Centre", located in San Jose, California. The "Premises" means that portion of the Project leased to Tenant and described in the Schedule and outlined on Exhibit A. The building in which the Premises are located shall be referred to herein as the "Building". The Schedule is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

         1.       TENANT: Covad Communications Company, a California corporation

         2. PREMISES: The entirety of "Building B", commonly known as 110 Rio Robles Drive, San Jose, California

         3.       Intentionally omitted

         4. RENTABLE SQUARE FOOTAGE OF THE PREMISES: Approximately 86,196 rentable square feet

         5.       TENANT'S PROPORTIONATE SHARE: 100%

         6. LEASE DEPOSIT: (A) Prepaid Rent equal to Eighty-One Thousand Eight Hundred Eight-Six and 20/100 Dollars ($81,886.20), (B) Prepaid Operating Cost Share Rent and Tax Share Rent equal to Two Thousand Four Hundred Eighty-Five and 32/100 Dollars ($2,485.32), and (C) Security Deposit equal to Ninety-Nine Thousand One Hundred Twenty-Five and 40/100 Dollars ($99,125.40), totaling One Hundred Eighty-Three Thousand Four Hundred Ninety-Six and 92/100 Dollars ($183,496.92). In addition, Tenant shall provide a Letter of Credit in the amount of Two Hundred Forty-Five Thousand Six Hundred Fifty-Eight and 60/100 Dollars ($245,658.60). Such Letter of Credit must satisfy the requirements set forth in Section 20.

         7. PERMITTED USE: General office and research and development of broadband and telecommunications service products and services

         8.       TENANT'S REAL ESTATE BROKER FOR THIS LEASE:
                  Liberty-Greenfield, LLLP and Insignia/ESG, Inc.

         9.       LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: None

         10. TENANT IMPROVEMENTS, IF ANY: See Section 3.A and the Tenant Improvement Agreement attached hereto as Exhibit C

         11.      COMMENCEMENT DATE: October 15, 2003 (but see Section 1.A(1))

                  RENT COMMENCEMENT DATE: The date that is five (5) months following the Commencement Date

         12. TERM/TERMINATION DATE: The Term of this Lease shall be for five (5) years commencing on the Commencement Date and expiring on the calendar day preceding the fifth (5th) anniversary of the Commencement Date; provided, however, that if the Commencement Date shall occur on a date other than the first day of a calendar month, the Termination Date shall be the last day of the calendar month in which the fifth (5th) anniversary of the Commencement Date occurs.

         13.      PARKING STALLS: 336 unassigned stalls

         14.      BASE RENT:

                                                            Monthly Base         Annual Base
                          Period                                Rent                Rent
-----------------------------------------------------       ------------        -------------
Commencement Date to the Rent Commencement Date             $       0.00        $        0.00
Rent Commencement Date through the 12th full calendar
month of the Term                                           $  81,886.20        $  982,634.40
13th through 24th full calendar months of the Term          $  86,196.00        $1,034,352.00
25th through 36th full calendar months of the Term          $  90,505.80        $1,086,069.60
37th through 48th full calendar months of the Term          $  94,815.60        $1,137,787.20
49th full calendar month of the Term through the
Termination Date                                            $  99,125.40        $1,189,504.80

         15.      RENEWAL OPTION: One (1) option to extend for a period of five
                  (5) years

         16. RIGHT OF FIRST OFFER: To lease the space commonly known as 130 Rio Robles Drive, San Jose, California

Exhibit A - SITE PLAN OF THE PROJECT
Exhibit B - RULES AND REGULATIONS
Exhibit C - TENANT IMPROVEMENT AGREEMENT
Exhibit C-1 - APPROVED SPACE PLAN
Exhibit C-2 - WORK SCHEDULE
Exhibit D - COMMENCEMENT DATE CONFIRMATION
Exhibit E - ENVIRONMENTAL QUESTIONNAIRE

Exhibit F - LETTER OF CREDIT
Exhibit G - LANDLORD'S PERSONAL PROPERTY

         1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date, unless extended or sooner terminated pursuant to this Lease.

                  A.       Commencement Date.

                           1.       The commencement date ("Commencement Date")
for this Lease is the date set forth in the Schedule; provided, however, that
(a) if the Substantial Completion Date fails to occur on or before October 15, 2003 for any reason, (i) this Lease shall not be void or voidable by either party, (ii) except as provided in Section 1.A(2) below, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (iii) the Commencement Date shall be revised to mean the Substantial Completion Date; and
(b) if Tenant commences business operations in the Premises prior to the Commencement Date, the Commencement Date shall be deemed to have occurred on the date Tenant commences business operations in the Premises.

                           2.       Landlord acknowledges and agrees that (a)
Tenant is subleasing its current premises located at 3420 Central Expressway, Santa Clara, California (the "Current Premises"), to Affymetrix, Inc., a Delaware corporation doing business as Delaware Affymetrix, Inc. ("Affymetrix"), and (b) Tenant may suffer rent loss if the Substantial Completion Date fails to occur on or before October 15, 2003 (the "Premises Delivery Deadline"). Accordingly, if the Substantial Completion Date fails to occur on or before the Premises Delivery Deadline and, as a result of such failure, Tenant is required to abate rent under the sublease to Affymetrix for the Current Premises, then, as Tenant's sole and exclusive remedy therefor, Rent (as defined in Section 2.A below) hereunder shall abate in an amount equal to such rent; provided, however, that the amount of Rent abatement hereunder shall not exceed Seventy-Seven Thousand Four and No/100 Dollars ($77,004.00). In addition, if the Substantial Completion Date fails to occur on or before the Premises Delivery Deadline, and if Affymetrix terminates its sublease for the Current Premises, then, as Tenant's sole and exclusive remedy therefor, Rent hereunder shall abate in an amount equal to Two Hundred Forty-Five Thousand Six Hundred Fifty-Eight and 60/100 Dollars ($245,658.60). Notwithstanding the foregoing, if the Substantial Completion Date does not occur on or before April 1, 2004, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord no later than April 15, 2004.

                           3.       Notwithstanding the foregoing, if Landlord
is delayed in completing Landlord's Work (as defined in the Tenant Improvement Agreement attached hereto as Exhibit C) or in delivering possession of the Premises to Tenant as a result of any Tenant Delay (as defined below), the Substantial Completion Date shall be deemed to have occurred on the date the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord's architect. Tenant shall be responsible for and shall pay any additional costs and expenses incurred by Landlord in connection with the completion of Landlord's Work as a result of any Tenant Delay. The term "Tenant Delay" means a delay in the completion of Landlord's Work or the delivery of possession of the Premises to Tenant, to the extent caused by any of the following: (a) Tenant's failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with the Work Schedule attached as Exhibit C-2; (b) Tenant's request for special materials, finishes or installations which are not readily available, provided that Landlord has informed Tenant that use of such special materials, finishes or installations will delay completion of Landlord's Work and Tenant nevertheless elects to use such special materials, finishes or installations;
(c) Tenant's failure to furnish information to Landlord for the purchase of Landlord's Personal Property in accordance with the Work Schedule attached as Exhibit C-2; (d) Tenant's changes in plans and/or working drawings after their approval by Landlord and Tenant; or (e) interference with Landlord's Work caused by Tenant or by Tenant's contractors or subcontractors.

                           4.       Following the Commencement Date, Landlord
shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit D that sets forth both the Commencement Date and Termination Date for this Lease. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within three (3) business days after Tenant's receipt thereof. Tenant's failure to timely execute and return the Commencement Date Confirmation document to Landlord shall be conclusive evidence of Tenant's agreement with the information as set forth therein.

                           5.       This Lease shall be a binding contractual
obligation effective upon execution and delivery hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.

                  B. Termination Date. The termination date ("Termination Date") of this Lease is the date set forth in the Schedule, unless the Term is extended pursuant to Section 31 below.

                  C. Early Occupancy. During the period commencing on the date that is fifteen (15) days prior to the Commencement Date and ending on the Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to enter the Premises for the sole purpose of installing certain trade fixtures, cabling, furniture and other personal property therein, provided that (1) Tenant's early entry does not interfere with Landlord's Work, (2) prior to Tenant's entry in the Premises, Tenant shall furnish to Landlord certificates of insurance satisfactory to Landlord evidencing Tenant's compliance with the requirements of Section 8.C below, and (3) Tenant shall comply with the requirements of Section 5 below. Tenant's occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease, except that Landlord agrees that Tenant's obligation to pay Base Rent, Operating Cost Share Rent and Tax Share Rent (as such terms are defined in Sections 2.A(1) through 2.A(3) below) during the Early Occupancy Period shall be waived. To the extent caused by Tenant's early entry, any delay in Landlord's Work shall constitute a Tenant Delay hereunder.

         2.       RENT.

                  A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

                           CarrAmerica Realty Corporation
                           t/a Rio Robles Technology Centre
                           P.O. Box 642922
                           Pittsburgh, PA 15264-2922

or by wire transfer as follows:

                           Account Name:    CarrAmerica Realty Corporation
                                            t/a Rio Robles Technology Centre
                           Bank Name:       PNC Bank
                           Transit Number:  043-000-096
                           Account Number:  1004339188
                           Notification:    Lease Administration (CarrAmerica
                                            Realty Corporation re Covad
                                            Communications Company)
                           Telephone:       (202) 729-3852

or in such other manner as Landlord may notify Tenant.

                           1.       Base Rent in monthly installments in advance
in the amounts set forth in the Schedule, commencing on the Rent Commencement Date and continuing on the first day of each calendar month thereafter; provided, however, that (a) Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease the cash sum set forth in the Schedule for Prepaid Rent, which amount shall be applied by Landlord against Base Rent for the first full calendar month beginning on or after the Rent Commencement Date; and (b) if the Rent Commencement Date is a day other than the first day of a calendar month, then the Partial Lease Month Rent (as defined below) shall be payable by Tenant on the first day of the calendar month immediately following the Rent Commencement Date. The "Partial Lease Month Rent" means the Base Rent for the partial month in which the Rent Commencement Date occurs, which shall be calculated on a per diem basis at the rate of Two Thousand Seven Hundred Twenty-Nine and 54/100 Dollars ($2,729.54) per day for the number of days of such month from and including the Rent Commencement Date.

                           2.       Operating Cost Share Rent equal to Tenant's
Proportionate Share (as set forth in the Schedule) of Operating Costs for the applicable Fiscal Year (as defined in Section 2.C(5) below), paid monthly in advance in an estimated amount; provided, however, that Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease the cash sum set forth in the Schedule for Prepaid Operating Cost Share Rent and Tax Share Rent, which amount shall be applied by Landlord against Operating Cost Share Rent and Tax Share Rent for the first (1st) month of the Term. The definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.B, 2.C and 2.D.

                           3.       Tax Share Rent equal to Tenant's
Proportionate Share of Taxes for the applicable Fiscal Year, paid monthly in advance in an estimated amount, except as provided in Section 2.A(2) above and
Section 2.C(3)(e) below. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.B, 2.C and 2.D.

         As used in this Lease, the term "Rent" means Base Rent, Operating Cost Share Rent, Tax Share Rent and all other costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease ("Additional Rent"), including any interest for late payment. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

                  B.       Payment of Operating Cost Share Rent and Tax Share
Rent.

                           1. Payment of Estimated Operating Cost Share Rent and Tax Share Rent.

                                    (a)      Before the Commencement Date and on
or before April 1 of each succeeding Fiscal Year, or as soon as reasonably possible thereafter, Landlord shall give Tenant notice of its estimate of the payments to be made pursuant to Sections 2.A(2) and 2.A(3) above for such Fiscal Year. Landlord may revise these estimates by written notice to Tenant whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, in which event subsequent monthly payments by Tenant for such Fiscal Year shall be based upon such revised estimate.

                                    (b)      Within twenty (20) days after
receiving Landlord's notice regarding the original or revised estimate of the monthly payments to be made pursuant to Sections 2.A(2) and 2.A(3) above for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to the product of such estimated monthly payments (as set forth in Landlord's notice), multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus any payments on account thereof previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord the estimated monthly payments as set forth in Landlord's most recent notice, until a new estimate becomes applicable.

                           2.       Correction of Operating Cost Share Rent and
Tax Share Rent. Within one hundred twenty (120) days after the close of each Fiscal Year or as soon as possible thereafter, Landlord shall deliver to Tenant a statement of (a) Operating Costs and Taxes for such Fiscal Year, and (b) the payments made by Tenant under Section 2.B(1) above for such Fiscal Year (the "Annual Expense Statement"). If, on the basis of any Annual Expense Statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for the applicable Fiscal Year, Landlord, at its election, shall either promptly refund the amount of the overpayment to Tenant or, if this Lease is still in effect, credit such excess against Tenant's subsequent obligations to pay Operating Costs and Taxes. If, on the basis of any Annual Expense Statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for the applicable Fiscal Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after Landlord's delivery of such Annual Expense Statement to Tenant.

                  C.       Definitions.

                           1.       Included Operating Costs.

                                    (a)      "Operating Costs" means any
expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation, insurance (including the related deductibles), repair and other related activities in connection with any part of the Building and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including, without limitation, (i) the cost of providing those services required to be furnished by Landlord under this Lease, and (ii) the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Building or any part thereof (but excluding the cost of Utilities directly billed to Tenant or other tenants in the Building), and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Building or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utilities services or restriction on the use of Utilities affecting the Building or any part thereof. Operating Costs shall also include the costs of any capital improvements made which are reasonably intended to reduce Operating Costs or improve safety, and the costs of any capital improvements made to keep the Building in compliance with Governmental Requirements (as defined in Section 5.A(3)(c) below) applicable from time to time or to repair or replace existing capital improvements, facilities and equipment within the Building, such as the roof membrane and resurfacing of the parking areas (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred. Notwithstanding the foregoing, if the deductible payable in connection with any earthquake insurance maintained by Landlord exceeds the amount of the deductible payable in connection with Landlord's special form property insurance policy covering the Project, such excess shall be amortized over a period of ten
(10) years and only that portion of the deductible that is properly allocable to the Term of this Lease (as extended) shall be included in Operating Expenses during the Term (as extended).

                                    (b)      Operating Costs shall include (i)
all Operating Costs fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building, i.e., 86,196 rentable square feet, as a percentage of the gross rentable area of all of the buildings in the Project, i.e., 368,178 rentable square feet) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project; provided, however, that with respect to clause (ii),

                                             1.     if the Project is not fully
occupied during any portion of any Fiscal Year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. The Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs; and

                                             2.     if any tenant of the Project
contracts directly with Landlord or a third party for any Utilities or services for which Tenant pays Landlord pursuant to Section 2.A(2) above, the total costs of such Utilities or services for the Project shall be "grossed up" to reflect what those costs would have been had such tenant(s) not directly contracted for such Utilities or services.

                           2.       Excluded Operating Costs. Operating Costs
shall not include:

                                    (a)      costs of installing leasehold
                                             improvements for tenants or
                                             occupants or prospective tenants or
                                             occupants of the Project;

                                    (b)      costs of capital improvements other
                                             than Included Capital Items;

                                    (c)      interest and principal payments on
                                             mortgages or any other debt costs
                                             (except as provided in Section
                                             2.C(1) above with regard to
                                             Included Capital Items), or rental
                                             payments on any ground lease of the
                                             Project;

                                    (d)      real estate brokers' leasing
                                             commissions;

                                    (e)      legal fees, space planner fees and
                                             advertising expenses incurred with
                                             regard to leasing the Project or
                                             portions thereof;

                                    (f)      any cost or expenditure for which
                                             Landlord is reimbursed, by
                                             insurance proceeds or otherwise,
                                             except by Operating Cost Share
                                             Rent;

                                    (g)      the cost of any service furnished
                                             to any office tenant of the Project
                                             which Landlord does not make
                                             available to Tenant;

                                    (h)      depreciation (except on any
                                             Included Capital Items);

                                    (i)      franchise or income taxes imposed
                                             upon Landlord, except to the extent
                                             imposed in lieu of all or any part
                                             of Taxes;

                                    (j)      legal and auditing fees incurred
                                             for the benefit of Landlord such as
                                             collecting delinquent rents,
                                             preparing tax returns and other
                                             financial statements, and audits
                                             other than those incurred in
                                             connection with the preparation of
                                             reports required pursuant to
                                             Section 2.B above;

                                    (k)      the wages of any employee for
                                             services not related directly to
                                             the management, maintenance,
                                             operation and repair of the
                                             Project;

                                    (l)      management fees in excess of the
                                             greater of (i) three percent (3%)
                                             of the annual gross revenues for
                                             the Project adjusted to reflect a
                                             one hundred percent (100%)
                                             occupancy of the Project with
                                             tenants paying rent at Landlord's
                                             quoted rates, or (ii) those charged
                                             by landlords of comparable
                                             buildings in the vicinity of the
                                             Project;

                                    (m)      legal expenses incurred in
                                             connection with disputes with other
                                             tenants in the Project that pertain
                                             solely to the particular tenant or
                                             its premises (as opposed to
                                             disputes with other tenants that
                                             pertain to tenants generally or the
                                             Project, or disputes where the
                                             tenants of the Project would
                                             receive benefits if Landlord
                                             prevails, including, without
                                             limitation, disputes in connection
                                             with attempts by Landlord to
                                             enforce rules or regulations
                                             applicable to all tenants of the
                                             Project);

                                    (n)      legal fees and expenses incurred in
                                             connection with disputes with
                                             contractors (unless such
                                             contractors are performing or have
                                             performed work in the Project, the
                                             cost of which constitutes an
                                             Operating Cost);

                                    (o)      the cost of repair or replacement
                                             of the structural elements of the
                                             Building, other than such costs
                                             that are required to keep the
                                             Building in compliance with
                                             Governmental Requirements (in which
                                             case the same shall constitute an
                                             Included Capital Item);

                                    (p)      fines, penalties and interest
                                             incurred by Landlord for late
                                             payment by Landlord or violations
                                             of law; and

                                    (q)      any cost or expense incurred by
                                             Landlord in (i) the removal of the
                                             existing storefront system and
                                             balcony on the Premises, (ii) the
                                             installation of a new storefront on
                                             the Premises, and (iii) the new
                                             HVAC system and other "base
                                             Building improvements" made prior
                                             to the date of this Lease.

                           3.        Taxes.

                                    (a)      "Taxes" means any and all taxes,
assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Building, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Building or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any Taxes and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Building pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Building and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

                                    (b)      Taxes shall include (i) all Taxes
fairly allocable to the Building, and (ii) a proportionate share (based on the gross rentable area of the Building, i.e., 86,196 rentable square feet, as a percentage of the gross rentable area of all of the buildings in the Project, i.e., 368,178 rentable square feet) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project; provided, however, that if the Building is not located on a separate tax parcel, then the Taxes allocated to the Building shall not include any Taxes attributable to tenant improvements in any other building in the Project to the extent that such tenant improvements exceed the "Building standard" level of improvements for the Project.

                                    (c)      For any year, the amount to be
included in Taxes (i) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (ii) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                                    (d)      Tenant shall be entitled to the
benefit of any reduction in Taxes obtained by Landlord under Proposition 8.

                                    (e)      Landlord and Tenant acknowledge
that Tenant holds a Certificate of Public Convenience and Necessity, issued by the California Public Utilities Commission; and, accordingly, Tenant is a "state-assessed public utility" for property tax purposes. Therefore, Tenant may be required to apply to the California State Board of Equalization ("SBE") to transfer assessment jurisdiction for the Building and the land on which it is situated (collectively, the "SBE Property") from the County of Santa Clara to the SBE. At such time as the transfer of jurisdiction becomes effective, the SBE Property will be removed from the locally-assessed tax roll and the tax assessment levied by the County of Santa Clara on the Project will be reduced. Landlord agrees that, commencing on the date such reduction in Taxes for the Project becomes effective (or, if later, the date that Landlord receives notice of such reduction from the Santa Clara County Assessor and a corresponding refund of Taxes) and continuing for the duration of such SBE assessment of the SBE Property, Tenant shall (a) pay, before delinquency, all amounts levied by the SBE on Tenant with respect to the Building (and, promptly upon request, furnish Landlord with reasonable evidence of such payment), and (b) be entitled to a monthly credit against its payment of Tax Share Rent hereunder equal to one-twelfth (1/12) of the amount that Taxes levied on the Project are reduced for the then calendar year as a result of the removal of the SBE Property from the Santa Clara County tax roll. Upon Landlord's receipt of any refund from the Santa Clara County Assessor resulting from such removal, Landlord shall promptly pay to Tenant the amount of the refund. Tenant shall reimburse Landlord for all reasonable costs and expenses (including reasonable attorneys' and accountants' fees and costs) incurred by Landlord in connection with the transfer of tax assessment jurisdiction to the SBE, and Tenant agrees to execute and deliver to Landlord, the SBE and/or the Santa Clara County Assessor such documents or instruments as may be necessary or appropriate in order to carry out the intent of this Section.

                                    (f)      Upon Landlord's receipt of Tenant's
written request (which must be made at least thirty (30) days before the applicable deadline therefor), Landlord agrees that it shall challenge the assessed valuation of the Project for property tax purposes on the condition that Tenant shall reimburse Landlord for the reasonable costs incurred by Landlord to contest such valuation within thirty (30) days of Tenant's receipt of Landlord's written request therefor.

                           4.       Intentionally omitted.

                           5. Fiscal Year. "Fiscal Year" means each calendar year during which any portion of the Term occurs (e.g., the first Fiscal Year shall be the calendar year during which the Commencement Date occurs).

                  D.       Computation of Base Rent and Rent Adjustments.

                           1.       Prorations. If (a) the Commencement Date is
a date other than January 1, (b) the Termination Date is a date other than December 31, (c) this Lease terminates early, or (d) the size of the Premises increases or decreases, then in each such event, the Base Rent, the Operating Cost Share Rent and Tax Share Rent shall be equitably adjusted to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this Section 2.

                           2.       Interest Rate. Any sum due from Tenant to
Landlord not paid within five (5) business days after the date such sum is due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law (the "Interest Rate").

                           3.       Rent Adjustments. The square footage of the
Premises, the Building and all of the buildings in the Project as set forth in the Schedule and in Section 3.C(1) are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement thereof. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

                           4.       Books and Records. Landlord shall maintain
books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and a certified public accountant employed by a certified public accounting firm and working on a non-contingency fee basis shall have the right to inspect Landlord's records at Landlord's applicable local office or other location designated by Landlord upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred eighty (180) days following Landlord's delivery of the Annual Expense Statement to Tenant. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project (and in connection with the foregoing, prior to exercising its rights hereunder, Tenant and its agents shall sign a confidentiality agreement acceptable to Landlord). Unless Tenant sends to Landlord any written exception to an Annual Expense Statement within said one hundred eighty (180) day period, such Annual Expense Statement shall be deemed final and accepted by Tenant and Tenant waives any other rights pursuant to applicable law to inspect Landlord's books and records and/or to contest the amount Operating Costs and/or Taxes due hereunder. Tenant shall pay the amount shown on any Annual Expense Statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall select (subject to Tenant's approval, which shall not be unreasonably withheld) an independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. If, according to such accountant, Landlord's original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by five percent (5%) or less, then Tenant shall pay the cost of the certification, and if, according to such certification, Landlord's original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by more than five percent (5%), then Landlord shall pay the cost of the certification. Further, in the case of an understatement, Tenant shall pay to Landlord the deficiency in Tenant's payment of Operating Costs and Taxes within twenty (20) days following Tenant's receipt of such certification. In the case of an overstatement, Landlord shall, at its election, either promptly refund the amount of Tenant's overpayment of Operating Costs and Taxes or, if this Lease is still in effect, credit such overpayment against Tenant's subsequent obligations to pay Operating Costs and Taxes.

                           5.       Miscellaneous. So long as Tenant is in
default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen
(15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent and Tax Share Rent, without payment of interest.

                  E. Additional Rent Upon Default by Tenant. Landlord and Tenant acknowledge that to induce Tenant to enter into this Lease, and in consideration of Tenant's agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has incurred (or will incur) significant costs, including, without limitation, the following: (i) expenditures incurred in connection with the performance of Landlord's Work, (ii) payment of the Tenant Improvement

Allowance (as described in Exhibit C), (iii) commissions to Landlord's and/or Tenant's real estate brokers, (iv) attorneys' fees and related costs incurred and/or paid by Landlord in connection with the negotiation and preparation of this Lease, and/or (v) the rent abatement granted to Tenant hereunder (collectively, the "Inducements"). Landlord and Tenant further acknowledge that Landlord would not have granted the Inducements to Tenant but for Tenant's agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire Term, and that Landlord's agreement to incur such expenditures and grant such concessions is, and shall remain, conditioned upon Tenant's faithful performance of all of the terms, covenants, conditions and agreements to be performed by Tenant under this Lease for the entire Term. Accordingly, if a default by Tenant shall occur hereunder, Landlord shall be relieved of any unfulfilled obligation to grant Inducements hereunder, or to incur further expenses in connection therewith, and Tenant shall pay, as liquidated damages for Landlord's granting the Inducements and not as a penalty, within ten (10) days after the occurrence of the default, as Additional Rent, the amount of those Inducements incurred or granted prior to the date of the default (the "Pre-Default Inducements"). Landlord may or, at Tenant's request, shall, after the occurrence of a default, forward a statement to Tenant setting forth the amount of the Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the Pre-Default Inducements or to extend the date upon which such amount shall be due and payable. Notwithstanding the foregoing, Landlord agrees that it will seek to enforce its right to recover Pre-Default Inducements only in connection with a bankruptcy of Tenant where this Lease is rejected or deemed rejected under Section 362 of the Bankruptcy Code.

         3. PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION; REPAIRS AND MAINTENANCE.

                  A. Condition of Premises. Except for Landlord's Work and except that the HVAC system shall be in good operation condition as of the Commencement Date, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Premises, the Building or the Project or the suitability of any of the foregoing for the conduct of Tenant's business.

                  B. Tenant's Possession. Tenant's taking possession of any portion of the Premises for the purpose of conducting business shall be conclusive evidence that the Premises were in good order, repair and condition, subject, however, to (i) any punch-list items and/or latent defects of which Tenant gives Landlord written notice within ninety (90) days after the Substantial Completion Date, and (ii) defects in the HVAC system of which Tenant gives Landlord written notice within ninety (90) days after the Commencement Date.

                  C.       Repairs and Maintenance.

                           1.       Tenant's Obligations. Except to the extent
of Landlord's obligations under Section 3.C(2) below, Tenant shall, throughout the Term at its expense, make all repairs necessary to keep the Premises, Tenant's fixtures and personal property, in good order, condition and repair and in compliance with all applicable Governmental Requirements. Tenant's repair, maintenance and replacement obligations shall be performed within any reasonable period of time specified by Landlord under the supervision of Landlord and, if the cost of repairs exceeds $10,000 or if the repairs will affect the structural portions of the Building, shall be subject to the prior approval of Landlord. Tenant's repair, maintenance and replacement obligations shall include, without limitation, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows (including the repairing, resealing, cleaning and replacing of both interior and exterior windows), doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal from the Premises. Tenant shall obtain HVAC systems preventive maintenance contracts with quarterly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the Building Systems (as defined in Section 5.B below). Alternatively, Landlord may elect to perform all or some of the foregoing repairs and maintenance itself, at Tenant's expense, to the Building Systems. If Tenant fails to perform its obligations under this Section, Landlord, at Tenant's expense, may perform such repairs or maintenance itself after notice and expiration of any applicable cure period (except in the event of an emergency, in which event Landlord may immediately perform such repairs or maintenance so long as Landlord furnishes Tenant with reasonable notice in light of the circumstances). At the expiration or earlier termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in the condition required under Section 14 below.

                           2.       Landlord's Obligations. Except as otherwise
provided in Section 9 below, Landlord agrees to make all necessary repairs to
(a) the structural parts of the Building, which structural parts include only the foundation and subflooring of the Building and the structural condition of the roof and the exterior and interior load-bearing walls of the Building (but excluding the interior surfaces of exterior walls and exterior and interior of all windows, doors, ceiling and plate glass, which shall be maintained and repaired by Tenant), (b) the roof membrane and (c) the common areas of the Project, and to maintain the same in reasonably good order and condition, subject to inclusion of the costs thereof in Operating Costs; provided, however, that subject to the provisions of Section 8.F below, any damage arising from the acts of Tenant or any Tenant Parties (as defined in Section 8.B(1) below) shall be repaired by Landlord at Tenant's sole expense, and Tenant shall pay Landlord, on demand, the cost of any such repair. Landlord may also, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree, subject, however, to the provisions of
Section 11.E below. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or any Tenant Parties anywhere in the Project, shall constitute Additional Rent payable by Tenant on demand. As a condition precedent to all of Landlord's repair and maintenance obligations under this Lease, Tenant must have notified Landlord of the need of such repairs or maintenance; provided, however, that such notice requirement shall not apply to Landlord's routine or periodic maintenance of the roof membrane and the common areas of the Project. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and any similar or successor law, statute or ordinance now or hereafter in effect regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

         4. SERVICES AND UTILITIES. Tenant shall be responsible for procuring all services and Utilities necessary for the Permitted Use in the Premises, and shall promptly pay, as the same become due, all charges for all Utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fees, and (ii) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. Any interruption or cessation of Utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Notwithstanding the foregoing, if (a) an interruption of Utilities prevents Tenant from occupying all or a material portion of the Premises for the Permitted Use for a period of at least five (5) consecutive business days and (b) such interruption was caused solely by the negligence or willful misconduct of Landlord, its agents or employees, then monthly Rent shall thereafter be proportionately abated during the period of such interruption. Nothing in this Section shall limit the parties' rights and obligations under Section 9 hereof, in the event of a casualty affecting the Building or Premises.

         5.       ALTERATIONS AND REPAIRS.

                  A.       Landlord's Consent and Conditions.

                           1.       Except for Minor Alterations (as defined
below), Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or the Building Systems, (b) impacts any other tenant's premises, (c) is visible from outside the Premises, or (d) would utilize building materials or equipment which are inconsistent with Landlord's standard building materials and equipment for the Building.

                           2.       Landlord's approval shall not be required
for Work on the interior of the Premises costing less than Fifteen Thousand Dollars ($15,000.00) per project ("Minor Alterations"), provided that (a) Landlord would not have the right to reasonably withhold consent to the Work pursuant to clauses (1)(a) through (1)(d) of Section 5.A(1) above; and (b)

Tenant provides Landlord with written notice of such Minor Alteration, which shall include a copy of any governmental permits required to complete such Minor Alteration, prior to commencing construction of such Minor Alteration.

                           3.       Tenant shall pay for the cost of all Work,
including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Work.

                           4.       The following requirements shall apply to
all Work:

                                    (a)      Prior to commencement, Tenant shall
furnish to Landlord (i) building permits, (ii) certificates of insurance satisfactory to Landlord, and (iii) if the estimated cost of the Work exceeds $100,000, security for payment of all costs.

                                    (b)      Tenant shall perform all Work so as
to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                                    (c)      The Work shall be performed in a
good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable laws, ordinances, regulations or requirements of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, "Governmental Requirements").

                                    (d)      Tenant shall perform all Work so as
to minimize or prevent disruption to other tenants of the Project, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                                    (e)      Tenant shall perform all Work in
compliance with any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Work is performed.

                                    (f)      All Work shall be performed only by
contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) Landlord may, in its sole discretion, specify engineers, general contractors, subcontractors, and architects to perform work affecting the Building Systems; and (ii) if Landlord consents to any Work that requires work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense.

                                    (g)      Tenant shall permit Landlord to
supervise all Work, including, without limitation, the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Work as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Governmental Requirements, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.

                                    (h)      Landlord may charge a supervisory
fee not to exceed five percent (5%) of labor, material, and all other costs of the Work to compensate Landlord for its review of plans and its management and supervision of the progress of the work.

                                    (i)      Upon completion, Tenant shall
furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Work, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time.

                  B. Repairs. If any part of the mechanical, electrical or other systems (e.g., HVAC, life safety or automatic fire extinguisher/sprinkler system) in the Premises (collectively, the "Building Systems") shall be damaged during the performance of the Work, Tenant shall promptly notify Landlord, and Landlord may elect to repair such damage at Tenant's expense. Alternatively, Landlord may require Tenant to repair such damage at Tenant's sole expense using contractors approved by Landlord.

                  C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days after Tenant receives written notice of any such lien either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as reasonable attorney's fees and other expenses incurred by Landlord, shall constitute Additional Rent payable by Tenant on demand.

                  D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures, except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon the expiration or earlier termination of this Lease, and (ii) shall, at Landlord's option, either (a) be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right to possession, or (b) be removed in accordance with Section 14 below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal). Notwithstanding the foregoing, if Tenant installs any security system on the Premises, then such security system shall remain the property of Tenant and, at the expiration or earlier termination of this Lease, shall be removed from the Premises in accordance with
Section 14 below.

         6.       USE OF PREMISES.

                  A. Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Schedule and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion; provided, however, that so long as Tenant's proposed use of the Premises is for general office and research and development ("R&D") purposes, Landlord's consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises; provided, however, that the foregoing shall not prevent Tenant from storing small amounts of propane for the operation of a barbecue outside the Premises, so long as such storage is in compliance with applicable Governmental Requirements. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur in, on, or about the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act ("ADA") or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws as a result of such designation.

                  B. Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Premises without Landlord's prior written approval; provided, however, that Tenant shall have the right to install (1) one (1) sign identifying Tenant on the Building parapet, and (2) one (1) lighted sign on the existing monument at the driveway to the Premises. The material, typeface, graphic format and proportions of Tenant's signs, as well as the precise location of such signs, shall be subject to Landlord's approval, which shall not be unreasonably withheld, and any approval required under Governmental Requirements. Any signs approved hereunder shall strictly conform to all Governmental Requirements, any CC&R's recorded against the Project, and Landlord's signage standards in effect at the time, and shall be installed and removed at Tenant's expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage and repair any and all damage caused to the Building and/or Project (including and fading or discoloration) by such signs and/or the removal of such signs from the Building and/or Project. As part of the Tenant Improvements to be performed by Landlord pursuant to Exhibit C, Landlord shall install the Building standard sign containing Tenant's name at the entrance to the Premises and include Tenant's name in the tenant directory located in the lobby in the first floor of the Building.

                  C. Parking. Tenant shall have the non-exclusive right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of unassigned parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking passes among Tenant and the other tenants in the Project. Landlord shall have the right to charge Tenant the portion that Landlord reasonably deems allocable to Tenant of any charges (e.g., fees or taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi-governmental agency in connection with the parking facilities (e.g., in connection with operation or use of the parking facilities). Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or if any parking charges are imposed as a result of) any moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, that (i) Landlord shall provide Tenant with prior notice of any work (except in the case of an emergency) that may restrict access to the parking facilities, (ii) in no event shall Landlord reduce the number of parking spaces provided to Tenant under this Lease (except to the extent required by Governmental Requirements), and (iii) Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's use of and/or access to the parking facilities and the Premises. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes under this Section 6.C are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Except for any charges which may be imposed by any governmental agency or quasi-governmental agency with respect to Tenant's use of the parking facilities as provided herein, Tenant shall not pay any parking charges or rent for use of the parking facilities during the initial Term or the Renewal Term.

                  D.       Prohibition Against Use of Roof and Structure of
Building.

                           1.       Tenant shall be prohibited from using all or
any portion of the structure of the Building during the Term of this Lease (or any extensions thereof) for any purposes, without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Tenant shall be prohibited from using all or any portion of the roof of the Building during the Term of this Lease (or any extensions thereof) for any purposes, without the prior written consent of Landlord, which consent, provided that Tenant's use of the roof will be limited to the installation of non-revenue producing equipment to service Tenant's business in the Premises, shall not be unreasonably withheld, conditioned or delayed (otherwise Landlord may withhold its consent in its sole and absolute discretion). Notwithstanding the foregoing, however, subject to the remaining provisions of this Section 6.D (regarding Landlord's approval of plans and specifications, etc.), Landlord hereby consents to Tenant's installation of a rooftop satellite dish and antenna to service Tenant's business in the Premises. Tenant shall submit to Landlord, with any request for consent of any rooftop equipment, plans and specifications therefor, which must include, without limitation, the design, size and features of the rooftop equipment and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the rooftop equipment, and the means of connecting the rooftop equipment to the Building's electrical system and to the Premises.

                           2.       Tenant acknowledges and agrees that, subject
to any existing equipment on the roof of the Building as of the date of this Lease, Tenant's use of any portion of the roof of the Building shall be exclusive and subject to such rules and regulations as Landlord may prescribe, including, without limitation, with regard to (a) the location, size, type and methods of installation of the proposed rooftop equipment, (b) requirements to prevent electrical, electromagnetic, radio frequency or other interference with other telecommunication equipment in the Project existing as of the date of this Lease, (c) rooftop space availability, (d) restrictions on penetration of the roof surface, (e) rooftop access rights and (f) removal requirements upon the expiration or earlier termination of this Lease. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant's proposed use, or as to any Governmental Requirements applicable to Tenant's proposed use. The routes or paths for wiring and connections to any approved rooftop equipment shall be through the Building's existing risers, conduits and shafts, subject to reasonable space limitations and Landlord's requirements for use of such areas, and in all events subject to Landlord's approval of location, plans and installation pursuant to Section 5 of this Lease.

                           3.       Nothing in this Section 6.D shall limit or
restrict Landlord's rights under Section 11.N, or require Landlord to obtain Tenant's consent prior to exercising such rights.

         7.       GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.

                  A.       Compliance in Premises.

                           1.       Landlord's Responsibilities. At the time of
delivery to Tenant, the Premises shall be in compliance with all applicable Governmental Requirements as interpreted by applicable governmental or quasi-governmental authorities as of such date, without regard to any specific use of the Premises by Tenant; provided, however, that if Landlord fails to deliver the Premises in such condition, as evidenced by written notice of violation from any applicable governmental agency(ies) with jurisdiction, Landlord, at Landlord's expense, shall, as Tenant's sole remedy therefor, perform such work in the Premises as may be necessary to cure the violation of the Governmental Requirements which existed as of the date of delivery. Notwithstanding the foregoing or any provision of the Tenant Improvement Agreement to the contrary, issuance of a temporary or final certificate of occupancy with respect to the Tenant Improvements (or if such certificates are not customarily issued for such work by the local governmental authority, then the final inspection and sign-off on the job card for such work by the building inspectors(s)), shall conclusively establish the compliance of the Premises with the applicable Governmental Requirements, including the ADA.

                           2.       Tenant's Responsibilities. Tenant shall, at
its sole cost and expense, (1) comply with all Governmental Requirements; with any occupancy certificate issued for the Premises; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; and (2) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Governmental Requirements, including any applicable code and ADA requirements, whether or not such requirements are based on Tenant's use of the Premises, and further to assume all responsibility to ensure the Premises' continued compliance with all Governmental Requirements, including applicable code and ADA requirements, throughout the Term. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this
Section 7. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

         Notwithstanding any provision in this Section 7.A(2) to the contrary, subject to reimbursement as an Operating Cost, Tenant shall not be required to make or pay for alterations or improvements to the structural portions of the Premises, unless such alterations or improvements are necessitated by Tenant's Work, acts or particular use of the Premises.

                  B. Compliance in Common Areas. Subject to reimbursement as an Operating Cost as provided in Section 2 above, Landlord shall perform any work required under any applicable Governmental Requirements, including the ADA, to be performed in the common areas of the Project. Notwithstanding the foregoing, Tenant shall be solely responsible for compliance work to the extent required as a result of Tenant's particular use of or activities in the Premises, or to the extent such work relates to Tenant's proposed alterations or repairs. With respect to any code compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within twenty (20) days following receipt of invoices therefor. Except as expressly set forth in this Section 7, Landlord makes no representations or warranties regarding whether the Project or the Premises complies with applicable Governmental Requirements as of the date of this Lease.

                  C. Rules and Regulations. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord; provided, however, that Tenant shall not be responsible for compliance with any rule promulgated after the date of this Lease until Landlord has provided Tenant with written notice thereof. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease.

         8.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

                  A. Waiver of Claims. Neither Landlord nor the other Indemnitees (as defined below) shall be liable to Tenant or to any Tenant Parties (as defined below), and Tenant waives all claims against Landlord and such other Indemnitees, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or Project by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or Project, except only, with respect to any Indemnitee, to the extent such injury, death or damage is caused by the sole active negligence or willful misconduct of such Indemnitee and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law. The provisions of this Section 8.A shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section 8.A are fully, finally, and absolutely barred by the applicable statutes of limitations.

                  B.       Indemnification.

                           1.       Tenant shall indemnify, protect, defend (by
counsel reasonably satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees and agents (each, an "Indemnitee" and collectively, the "Indemnitees"), and each of them, against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses) (collectively, "Claims") arising from any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Indemnitees, any immunity to which Tenant may be entitled under any worker's compensation laws: (a) any cause in, on or about the Premises, (b) any act or omission or negligence of Tenant or any person or entity claiming by or through Tenant (including any assignee or subtenant), or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Project by reason of Tenant's occupancy of the Premises (each a "Tenant Party" and, collectively, "Tenant Parties"), or (c) Tenant's breach of its obligations under this Lease, either prior to, during, or after the expiration of the Lease Term; provided, however, that, with respect to any Indemnitee, Tenant's obligations under this Section shall be inapplicable to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnitee and are not covered by the insurance required to be carried by Tenant hereunder, or to the extent such obligations are prohibited by applicable law.

                           2.       Tenant's duty to defend Landlord and the
other Indemnitees under this Section 8.B is separate and independent of Tenant's duty to indemnify the Indemnitees. The duty to defend includes claims for which the Indemnitees may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether any Indemnitees have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. The parties expressly intend that Indemnitees shall be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend the Indemnitees at any stage of any claim or suit within the scope of this Section.

                           3.       Subject to the waivers of liability and
subrogation set forth in Sections 8.A and 8.F, respectively, Landlord shall indemnify and hold harmless Tenant, its officers, agents and employees from and against all Claims to the extent arising from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors.

                           4.       The obligations of Tenant and Landlord under
this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 8.B are fully, finally, and absolutely barred by the applicable statutes of limitations.

                  C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                           1.       Commercial General Liability Insurance, with
(a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Ten Million Dollars ($10,000,000).

                           2.       Property Insurance against "All Risks" of
physical loss covering the replacement cost of all improvements, fixtures and personal property (including the Landlord's Personal Property under Section 33 below) and business interruption.

                           3.       Workers' compensation or similar insurance
in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident:                       $500,000
Disease--Policy Limit:               $500,000
Disease--Each Employee:              $500,000

         Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent, mortgagee and ground lessor shall be named as additional insureds under the insurance required of the Tenant in Section 8.C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

                           4.       Tenant shall cause any contractor of Tenant
performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                                    (a)      Commercial General Liability
Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                                    (b)      Workers' compensation or similar
insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident:                       $500,000
Disease--Policy Limit:               $500,000
Disease--Each Employee:              $500,000

         Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

                  D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

                  E. Landlord's Insurance. Subject to reimbursement as an Operating Cost in accordance with the provisions of Section 2 hereof, Landlord shall procure and maintain in effect throughout the Term of this Lease commercial general liability insurance, property insurance and/or such other types of insurance as Landlord reasonably deems necessary or advisable to carry consistent with insurance maintained by reasonably prudent owners of similar office/R&D projects in Santa Clara, California. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Building, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Building and other assets owned by or associated with Landlord or its affiliates, in which event the cost thereof shall be equitably allocated.

                  F. Waiver of Subrogation. Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Building, including the Premises, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

         9.       FIRE AND OTHER CASUALTY.

                  A. Termination. If a fire or other casualty causes damage to the Building or the Premises, and sufficient insurance proceeds to cover the cost of any restoration to the Building and Premises will be available to Landlord, Landlord shall engage a registered architect to estimate, within one (1) month of the casualty, to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds nine (9) months from the occurrence of the casualty, or two (2) months therefrom if the casualty occurred during the last twelve (12) months of the Lease, either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) business days after the notifying party's receipt of the architect's estimate. If sufficient insurance proceeds to cover the cost of any restoration to the Building or the Premises will not be available to Landlord, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 9.A shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been rendered untenantable as a result of the casualty (except that, to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, Rent shall be abated only if, and to the extent, rent loss insurance proceeds are available to cover the loss). For purposes of this Section 9.A, "sufficient insurance proceeds to cover the cost of any restoration to the Building or the Premises" will be deemed to exist if the difference between the cost of restoration minus the insurance proceeds received by Landlord does not exceed One Hundred Thousand and No/100 Dollars ($100,000.00).

                  B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the basic Premises, building-standard tenant improvements, or the basic Building, as the case may be, and Tenant shall, at Tenant's expense, replace or fully repair damaged improvements made pursuant to Section 5 hereof, any tenant improvements in excess of the building standard, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except that to the extent that the casualty was caused by the negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, Rent shall be abated only if, and to the extent, rent loss insurance proceeds are available to cover the loss. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

         10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

         11.      RIGHTS RESERVED TO LANDLORD.

         Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

                  A. Name. To change the name of the Building or the Project, or following notice to Tenant, the street address of the Building.

                  B. Signs. To install, modify and/or maintain any signs in the common areas of the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

                  C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building.

                  D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt without notice to Landlord.

                  E. Access. To have access to the Premises with twenty-four hours' prior notice (except in the case of an emergency, in which case Landlord shall have the right to immediate access) to inspect the Premises, to post notices of non-responsibility in connection with any Work, to make repairs, alterations, additions or improvements to the Premises or Building, and to perform any other obligations of Landlord hereunder, all without abatement of Rent; provided, however, that Landlord, in connection with the foregoing, shall use commercially reasonable efforts to minimize interference with Tenant's business in the Premises.

                  F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

                  G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

                  H. Show Premises. To show the Premises to prospective purchasers, lenders, mortgagees, investors, rating agencies or, during the last nine (9) months of the Term, to brokers and prospective tenants, at any reasonable time, provided that Landlord gives prior notice to Tenant and does not unreasonably interfere with Tenant's use of the Premises.

                  I.       Intentionally omitted.

                  J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

                  K. Repairs and Alterations. To make repairs or alterations to the Project and, if making repairs to the Building, transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services in the Building; provided that, subject to the next succeeding sentence, Landlord shall, in connection with the foregoing work, use commercially reasonable efforts to minimize interference with Tenant's business in the Premises. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. Notwithstanding the foregoing, in making repairs to the Building, Landlord shall provide Tenant with at least twenty-four hours' prior notice (except (i) in the case of an emergency, in which case Landlord shall have the right to immediate access, or (ii) for purposes of providing regularly scheduled services).

                  L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

                  M.       Intentionally omitted.

                  N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building and the Project; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business in the Premises.

         12.      DEFAULTS.

                  A. Tenant's Default. Any of the following shall constitute a default by Tenant:

                           1.       Rent Default. Tenant fails to pay any Rent
and such failure continues for five (5) business days or more following Landlord's notice of such failure;

                           2.       Assignment/Sublease or Hazardous Substances
Default. Tenant defaults in its obligations under Section 16 (Subordination),
Section 17 (Assignment and Sublease), or Section 19 (Estoppel Certificate);

                           3.       Other Performance Default. Tenant fails to
perform any other obligation to Landlord under this Lease, and this failure continues for twenty (20) days after written notice from Landlord or Landlord's agent, except that if Tenant begins to cure its failure within the twenty (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the twenty
(20) day period shall be extended to ninety (90) days, or such lesser period as is reasonably necessary to complete the cure;

                           4.       Credit Default. One of the following credit
defaults occurs:

                                    (a)      Tenant (or any guarantor of
Tenant's obligations hereunder) commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant (or the guarantor) or for any substantial part of its property, or any such proceeding is commenced against Tenant (or the guarantor) and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant (or the guarantor) which is not fully stayed within seven (7) days after entry;

                                    (b)      Tenant (or any guarantor of
Tenant's obligations hereunder) becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                                    (c)      Any third party obtains a levy or
attachment under process of law against Tenant's leasehold interest.

                           5.       Abandonment Default. Tenant abandons the
Premises.

         Tenant acknowledges and agrees that, notwithstanding the foregoing provisions of this Section 12, Tenant shall be in default for purposes of
Section 1161 of the California Code of Civil Procedure immediately following Tenant's failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, including, without limitation, Tenant's failure to pay Rent when due, and that any notices required to be given by Landlord under this Section 12 shall, in each case, be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure, and shall be deemed to satisfy the requirement, if any, that notice be given pursuant to such section.

                  B. Landlord Defaults. Landlord shall be in default hereunder if Landlord has not begun the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform or if Landlord, after beginning such cure, has not diligently pursued such cure to completion. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, Tenant will give notice and a reasonable time to cure any default by Landlord to any holder of a mortgage or deed of trust encumbering Landlord's interest in the Project of which Tenant has been given notice.

                  C. Force Majeure. Notwithstanding anything contained in this Lease to the contrary, neither party shall be in default hereunder to the extent such party is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of god, national emergency, acts of war or terrorism or any other cause of any kind beyond its reasonable control (except financial inability); provided, however, that nothing contained in this Section 12.C shall (1) relieve Tenant from the obligation to timely pay Rent under this Lease, (2) permit Tenant to holdover in the Premises after the expiration or earlier termination of this Lease, (3) relieve Tenant from any obligation required to be performed by Tenant hereunder if Tenant's failure to perform such obligation would (a) interfere with any other tenant's use, occupancy or enjoyment of its respective premises or the Project or with Landlord's operation of the Project, or (b) in the case of Tenant's failure to perform its obligations under Section 6.A, if such failure would impose any liability on Landlord.

         13. LANDLORD REMEDIES. UPON A DEFAULT, LANDLORD SHALL HAVE THE FOLLOWING REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:

                  A. Termination of Lease. Landlord may elect by notice to Tenant to terminate this Lease, in which event, Tenant shall immediately vacate the Premises and deliver possession to Landlord.

                  B. Civil Code Section 1951.4 Remedy. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code Section 1951.4, to recover all rent as it becomes due under this Lease, if Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

                  C. Lease Termination Damages. If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

                           1.       The worth at the time of award of unpaid
Rent and other sums due and payable which had been earned at the time of termination; plus

                           2.       The worth at the time of award of the amount
by which the unpaid Rent and other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                           3.       The worth at the time of award of the amount
by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                           4.       Any other amount necessary to compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

                           5.       At Landlord's election, such other amounts
in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

         The "worth at the time of award" of the amounts referred to in Sections 13.C(1) and 13.C(2) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in
Section 13.C(3) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

                  D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity, including, without limitation, the remedy described in California Civil Code Section 1951.4 (pursuant to which Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. The possession of Tenant's funds, negotiation of Tenant's negotiable instruments, or acceptance of Tenant's payment by Landlord or its agents shall not constitute a waiver of any breach by Tenant, and if such possession, negotiation or acceptance occurs after Landlord's notice to Tenant, or termination of this Lease or of Tenant's right to possession, such possession, negotiation or acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the Interest Rate until paid.

                  E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IF ANY LEGAL PROCEEDING IS BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN SANTA CLARA COUNTY, CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM. THE PROVISIONS OF THIS SECTION 13.E SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

         14. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the date Landlord delivers possession of the Premises to Tenant, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, and the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises and the Project all of Tenant's trade fixtures, furniture, moveable equipment and other personal property, and any Work which Landlord elects to be removed pursuant to Section 5.D, and shall restore the Premises to their condition prior to their installation, including, without limitation, repairing all damage caused by the installation or removal of any of the foregoing items; provided, however, that Tenant shall have no obligation to remove the Tenant Improvements or restore the Premises to their condition prior to the installation of such Tenant Improvements. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election: (a) conveyed such property to Landlord without compensation or (b) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects to consider such property abandoned, Tenant shall be liable to Landlord for the costs of: (i) removal of any such Work or personal property, (ii) storage, transportation, and disposition of the same, and (iii) any repair and restoration of the Premises reasonably required as a result of the removal of any such Work or personal property, together with interest thereon at the Interest Rate from the date of expenditure by Landlord. In addition, if the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

         15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that Tenant shall pay (a) for the first thirty (30) days of such holding over, Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent payable by Tenant immediately prior to such holding over; and (b) thereafter, Base Rent in an amount equal to two hundred percent (200%) of the Base Rent payable by Tenant immediately prior to such holding over, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

         16.      SUBORDINATION TO GROUND LEASES AND MORTGAGES.

                  A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage (each a "Superior Interest") respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be (each a "Holder"), effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or such Holder, Tenant shall within ten (10) days after the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant. With respect to any Superior Interest to which this Lease shall hereafter become subordinate, Landlord shall use commercially reasonable efforts to obtain from the Holder of such Superior Interest, for the benefit of Tenant, a non-disturbance agreement, in the customary form of such Holder, providing generally that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such Holder acquires title to the Building or Project by reason of foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or termination of the leasehold interest of Landlord, provided that Tenant attorns to such Holder in accordance with its requirements. Except for making such commercially reasonable efforts, Landlord will be under no duty or obligation hereunder with respect to any Superior Interest, nor will the failure or refusal of the Holder of any Superior Interest to grant a non-disturbance agreement render Landlord liable to Tenant, or affect this Lease, in any manner. Tenant will bear all costs and expenses (including attorneys' fees) of the Holder of such Superior Interest in connection with Landlord's reasonable efforts to obtain a non-disturbance agreement.

                  B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee,

Tenant shall execute and deliver within ten (10) days after the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

                  C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such ground lessor or mortgagee.

                  D. Notice and Right to Cure. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee, identified in any notice from Landlord to Tenant, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

                  E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust"; "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee; and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17.      ASSIGNMENT AND SUBLEASE.

                  A. In General. Tenant shall not, without Landlord's prior written consent (which shall not be unreasonably withheld or delayed) in each case: (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) sublet any part of the Premises, or (iii) permit anyone other than Tenant and its employees to occupy any part of the Premises (all of the foregoing are hereinafter sometimes referred to individually as a "Transfer", and collectively as "Transfers", any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee", and any person by whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferor"). Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent Transfer. Tenant shall pay all of Landlord's attorneys' fees and other expenses (not to exceed $2,500, unless a dispute arises, in which event the provisions of Section 25.Z below shall apply) incurred in connection with any consent requested by Tenant or in considering any proposed Transfer. Any Transfer without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet or otherwise Transfer the Premises, or any portion thereof, any rights of Tenant to renew this Lease, to extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the Transferee, all such rights being personal to the Tenant named herein. In addition, Tenant shall not, without Landlord's prior written consent, which Landlord may withhold in its sole discretion, mortgage, pledge or encumber this Lease, the term or estate hereby granted or any interest hereunder.

                  B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed Transfer. It shall be reasonable for Landlord to withhold its consent to any

Transfer if (i) Tenant is in default under this Lease after applicable notice and cure periods, if any, (ii) there is comparable space in the Project available for lease for a comparable term at the time of the proposed Transfer and Tenant's proposed Transferee is either a tenant in the Project, an affiliate of such a tenant, or is actively negotiating with Landlord a letter of intent to lease space in the Project at such time or has negotiated with Landlord during the sixty (60) days immediately preceding Tenant's request for consent, (iii) the financial responsibility, nature of business, and character of the proposed Transferee are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the Transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed Transferee is a government entity, or (vi) the proposed effective rent under the sublease or other Transfer is less than eighty-five percent (85%) of the effective rent then being quoted by Landlord for comparable space in the Project for a comparable term, calculated using a present value analysis; provided, however, that if no comparable space in the Project is available for lease for a comparable term at the time of the proposed Transfer, then the foregoing restriction on the proposed effective rent under the sublease or other Transfer shall be inapplicable. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

                  C. Procedure. Tenant shall notify Landlord of any proposed Transfer at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed Transferee, a description of the portion of the Premises that is subject to the Transfer (the "Transfer Premises"), a calculation of the Transfer Premium (as defined in Section 17.F below) payable in connection with the Transfer, an executed copy of the proposed Transfer agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed Transferee (including, without limitation, the most recent financial statements for the proposed Transferee). Landlord shall notify Tenant whether it will approve the Transfer, disapprove the Transfer, or recapture the Premises in accordance with the terms of Section 17.G hereof, within twenty (20) days after the receipt of the foregoing information. As a condition to the effectiveness of any assignment of this Lease, the assignee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of the assignment, Landlord's standard form of Consent to Assignment, providing for, among other things, an assumption of all of the obligations of Tenant under this Lease; provided, however, that such Consent to Assignment shall not modify the terms of this Lease. As a condition to the effectiveness of any other Transfer, Transferee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of such Transfer, Landlord's standard consent form, providing, among other things, (1) an assumption of all of the obligations of Tenant under this Lease to the extent applicable to the Transfer Premises (excluding the payment of Rent), (2) the Transferee's obligation to indemnify Landlord and the other Indemnitees consistent with Tenant's indemnification obligations in Section 8.B above, and (3) the Transferee's agreement that any such Transfer shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any such Transfer, Landlord shall have the right to: (a) treat such Transfer as cancelled and repossess the Transfer Premises by any lawful means, or (b) require that the Transferee attorn to and recognize Landlord as its landlord under any such Transfer. Such standard consent form shall not modify the terms of this Lease. If Tenant shall default (after any applicable notice and cure period), Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

                  D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease; provided, however, that such transfer or change shall not constitute an assignment of this Lease so long as Tenant is a corporation whose stock is publicly traded on a national stock exchange.

                  E. Permitted Transfers. If Tenant is not then in default of this Lease, Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (i) a parent or subsidiary of Tenant, or an entity under common control with Tenant,
(ii) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization, or (iii) an entity which acquires all or substantially all of Tenant's assets (collectively, "Permitted Transferees", and, individually, a "Permitted Transferee"); provided that (1) at least ten
(10) business days prior to the Transfer, Tenant notifies Landlord of such Transfer, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, copies of the sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 17.E, (2) at least ten (10) business days prior to the Transfer, Tenant furnishes Landlord with a written document executed by the proposed Permitted Transferee in which such entity assumes all of Tenant's obligations under this Lease with respect to the Transfer Premises, (3) in the case of a Transfer pursuant to clause (ii) above, the successor entity must have a tangible net worth at the time of the Transfer (i.e., not including intangible assets in the calculation, such as goodwill, patents, copyrights, and trademarks) computed in accordance with generally accepted accounting principles ("Net Worth") that is at least equal to the greater of (a) the Net Worth of Tenant immediately prior to such Transfer, or (b) the Net Worth on the date of this Lease of the original named Tenant, and (4) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Section 17.

                  F.       Transfer Premium.

                           1.       If Landlord consents to a Transfer, as a
condition thereto which the parties hereby agree is reasonable, Landlord shall be entitled to receive, as Additional Rent hereunder, fifty percent (50%) of any Transfer Premium derived from such Transfer. As used herein, the term "Transfer Premium" means (a) (i) in the case of an assignment, any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee on account of such assignment, and (ii) in the case of any other Transfer, all rent, additional rent or other consideration paid by the Transferee to the Transferor pursuant to such Transfer in excess of the base rent and additional rent payable by such Transferor during the term of the Transfer on a per rentable square foot basis, minus (b) any brokerage commissions (not to exceed commissions typically paid in the market at the time of such subletting or assignment), marketing costs, and reasonable attorneys' fees paid by Transferor in connection with the Transfer ("Recoverable Expenses"), unless the deduction of such Recoverable Expenses is deemed waived by Transferor pursuant to Section 17.F(2) below. For purposes of calculating the Transfer Premium in connection with a sublease, the Recoverable Expenses shall be deducted on an amortized basis, without interest, over the relevant term of the sublease. Payment of the portion of the Transfer Premium due Landlord hereunder shall be a joint and several obligation of Tenant and the Transferee, and shall be made to Landlord as follows: (i) in the case of an assignment, the Transferor shall pay the portion of the Transfer Premium due to Landlord within ten (10) days after the Transferor receives the consideration described in clause (a)(i) above; and (ii) in the case of any other Transfer, on the first day of each month during the term of the Transfer, the Transferee shall pay directly to Landlord the amount by which the rent, additional rent or other consideration due from the Transferee for such month exceeds (1) the base rent and additional rent payable by the applicable Transferor for said month which is allocable to the Transfer Premises, plus (2) the amortized amount of Recoverable Expenses allocated to such month, unless such Recoverable Expenses are waived by Transferor pursuant to Section 17.F(2).

                           2.       Within sixty (60) days after the effective
date of any Transfer, Transferor shall provide Landlord a written statement, together with reasonably detailed invoices, certifying the total amount of Recoverable Expenses in connection with the Transfer and documenting Transferor's calculation of the Transfer Premium. If Transferor fails to provide to Landlord such statement and invoices within the sixty (60) day period, Transferor shall be deemed to have waived the deduction of Recoverable Expenses in determining the Transfer Premium.

                           3.       Landlord or its authorized representatives
shall have the right at all reasonable times and on not less than twenty-four
(24) hours' prior written notice, to audit the books, records and papers of Tenant, and any other Transferor, relating to a Transfer, and shall have the right to make copies thereof. If, as a result of such audit, the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall within ten (10) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit. Landlord shall use commercially reasonable efforts to keep the results of such audit confidential.

                  G. Recapture. In the case of a proposed assignment, sublease or other Transfer, Landlord may terminate this Lease as to the Transfer Premises by giving Tenant written notice (the "Recapture Notice") within thirty
(30) days after Landlord's receipt of the proposed fully executed Transfer agreement submitted by Tenant for Landlord's consent. Such termination shall be effective as of the termination date set forth in Landlord's Recapture Notice, and all obligations of Landlord and Tenant under this Lease as to such terminated space shall expire as of such termination date, except those that expressly survive any termination of this Lease. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

                  H. Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this

Section 17 or otherwise has breached or acted unreasonably under this Section 17, Tenant's sole remedy shall be declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other applicable laws to terminate this Lease.

         18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) business days after receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that this Lease as amended to date is in full force and effect, that Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. A party's failure to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by such party that the statements included in the estoppel certificate in good faith are true and correct, without exception. Tenant's failure to execute or deliver an estoppel certificate or other document or instrument required under this Section 19 in a timely manner shall be a material breach of this Lease.

         20.      LEASE DEPOSIT.

                  A. Tenant shall deposit with Landlord on the date Tenant executes and delivers this Lease the cash sums set forth in the Schedule for Prepaid Rent, Prepaid Operating Cost Share Rent and Tax Share Rent, and Security Deposit (collectively, the "Lease Deposit").

                  B. The Prepaid Rent shall be applied by Landlord in accordance with Section 2.A(1) above, and the Prepaid Operating Cost Share Rent and Tax Share Rent shall be applied by Landlord in accordance with Section 2.A(2) above.

                  C. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all its obligations under this Lease. Tenant agrees that, if Tenant fails to pay any Rent, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to), and without prejudice to any other remedy available to Landlord, use, apply or retain all or any portion of the Security Deposit for the payment of any Rent in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. Tenant waives the provisions of California

Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that restrict the use or application of the Security Deposit by Landlord. If Landlord uses or applies all or any portion of the Security Deposit as provided above, Tenant shall, within three (3) business days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be a default under this Lease with no opportunity to cure. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) within thirty (30) days following the expiration of the Term and after Tenant has vacated the Premises; provided, however, that if this Lease is terminated by Landlord pursuant to Section 13 above, or by Tenant in a bankruptcy proceeding pursuant to 11 U.S.C. Section 365, Landlord may retain the Security Deposit and apply the same against its damages recoverable pursuant to California Civil Code
Section 1951.2. Landlord shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on the Security Deposit. The Security Deposit shall not be construed as an advance payment of Rent nor liquidated damages, and if Landlord's claims hereunder exceed the Security Deposit, Tenant shall remain liable for the balance of such claims. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. If Landlord so transfers the Security Deposit, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

                  D. In addition, concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord, as security for the faithful performance of all of Tenant's obligations under this Lease, an irrevocable standby letter of credit (the "Letter of Credit") in the amount set forth in the Schedule, for the account of Tenant and for the benefit of Landlord and any successor in interest to Landlord, and issued by Bank of America, N.A., or other National Banking Association member reasonably satisfactory to Landlord (the "Issuer"). The Letter of Credit shall be substantially in the form attached hereto as Exhibit F, and shall be subject to the following provisions:

                           1.       Landlord shall be entitled to draw up to the
entire amount of the Letter of Credit from time to time, without notice to Tenant and without prejudice to any other remedy Landlord may have, for any of the following reasons: (a) upon or following the occurrence of any default by Tenant under this Lease after any applicable notice and cure period, (i) to pay any amounts payable by Tenant to Landlord hereunder, (ii) to compensate Landlord for any expense, loss or damage incurred or suffered by Landlord in connection with the default, and (iii) to compensate Landlord for any loss or damage which Landlord may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2; or (b) if Tenant fails to give Landlord evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least sixty (60) days prior to expiration of the Letter of Credit then in effect; or (c) upon the expiration or earlier termination of this Lease, to pay any amount then due and payable by Tenant to Landlord pursuant to the terms of this Lease. If the entire amount drawn under the Letter of Credit is not used or applied by Landlord, the balance of the amount(s) drawn under the Letter of Credit shall be held by

Landlord as additional security for the faithful performance of all of Tenant's obligations under this Lease in accordance with Section 20.C above.

                           2.       If Landlord draws upon the Letter of Credit
as provided above, Tenant shall, in each instance, within three (3) business days after its receipt of written demand therefor, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the Letter of Credit, shall equal the Letter of Credit amount then required under this
Section 20, or (b) deliver written documentation executed by the Issuer confirming that the Letter of Credit has been reinstated to the amount then required under this Section 20. Tenant shall maintain the Letter of Credit until sixty (60) days after the later of (i) the Termination Date or (ii) vacation of the Premises by Tenant and all Tenant Parties. If the Letter of Credit shall expire prior to said date, Tenant shall renew the Letter of Credit prior to its expiration or arrange for issuance of a new Letter of Credit in accordance with the terms hereof. If Tenant fails to give Landlord evidence of renewal of the Letter of Credit or issuance of a new Letter of Credit at least thirty (30) days prior to expiration of the Letter of Credit then in effect, Landlord shall be entitled to draw down the full amount of the Letter of Credit and the amount so drawn shall be treated as a cash security deposit pursuant to Section 20.C above.

                           3.       If Landlord transfers its interest in the
Project or this Lease, Landlord may transfer the Letter of Credit to its transferee. Upon such transfer, Landlord shall be relieved of any and all liability for or obligation with respect thereto. Tenant shall look solely to such transferee for return of the Letter of Credit. If the Letter of Credit cannot be transferred, Landlord shall notify Tenant, and Tenant shall deliver a new Letter of Credit to Landlord's transferee, provided that the existing Letter of Credit is simultaneously returned to Tenant. If Tenant does not provide such a new Letter of Credit within thirty (30) days after written request from Landlord, Landlord may draw upon the full amount of the Letter of Credit and the amount so drawn shall be treated as a cash security deposit pursuant to Section 20.C above.

                           4.       Notwithstanding any provision of this
Section 20 to the contrary, the total amount of the Letter of Credit furnished by Tenant to Landlord hereunder shall be reduced, by Tenant's delivery to Landlord of a replacement or amended Letter of Credit, (a) at the beginning of the twenty-fifth (25th) full calendar month of the Term, to equal One Hundred Sixty Three Thousand Seven Hundred Seventy-Two and 40/100 Dollars ($163,772.4); and (b) at the beginning of the forty-ninth (49th) full calendar month of the Term, to equal Eighty-One Thousand Eight Hundred Eighty-Six and 20/100 Dollars ($81,886.20) (the dates of such permitted reductions are herein referred to as the "Adjustment Dates"); provided, however, that in no event shall any such reduction be permitted hereunder (1) if there has occurred any material default (after any applicable notice and cure period) under this Lease prior to the applicable Adjustment Date or (2) if Tenant is in material default of any of its obligations under this Lease as of such Adjustment Date.

         21. TENANT'S PERSONAL PROPERTY AND FIXTURES. Intentionally omitted.

         22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

                  A.       Landlord. To Landlord as follows:

                           CarrAmerica Realty Corporation
                           1810 Gateway Drive, Suite 150
                           San Mateo, CA 94404
                           Attn: Market Officer

                           with a copy to:

                           CarrAmerica Realty Corporation
                           1850 K Street, N.W., Suite 500
                           Washington, D.C. 20006
                           Attn: Lease Administration

         or to such other person at such other address as Landlord may designate by notice to Tenant.

                  B.       Tenant. To Tenant as follows:

                           Covad Communications Company
                           110 Rio Robles Drive
                           San Jose, CA 95134
                           Attn: Real Estate Department

                           With copies to

                           Covad Communications Company
                           110 Rio Robles Drive
                           San Jose, CA 95134
                           Attn: Legal Department

                           and

                           Eric Wong, Esq.
                           Berliner Cohen
                           10 Almaden Blvd #1100
                           San Jose, CA 95113-2233

         or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one (1) business day in the case of overnight courier.

         23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

         24. REAL ESTATE BROKERS. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Landlord shall pay such brokers a commission pursuant to a separate agreement. Tenant shall indemnify and defend Landlord against any Claims by any other broker or third party for any payment of any kind in connection with this Lease.

         25.      MISCELLANEOUS.

                  A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

                  B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) business days after Tenant's receipt of Landlord's statement.

                  C. Meaning of "Landlord", "Re-Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

                  D. Time of the Essence. Time is of the essence of each provision of this Lease.

                  E. No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

                  F. Severability. If any provision of this Lease is determined to be invalid, illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

                  G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

                  H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's rights or obligations under this Lease.

                  I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

                  J. Landlord's Right to Cure. Landlord may cure any default by Tenant; any expenses incurred shall constitute Additional Rent due from Tenant on demand by Landlord.

                  K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

                  L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

                  M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

                  N. Entire Agreement. This Lease, together with all Exhibits, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

                  O. Landlord's Title. Landlord's title shall always be paramount to the interest of Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

                  P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself the portion of the Building below the improved floor of each floor of the Premises, the portion of the Building above the ceiling of each floor of the Premises, and the exterior of the Premises.

                  Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

                  R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

                  S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

                  T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

                  U. Survival. The waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and other Indemnitees shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant hereunder which by their terms survive the expiration or earlier termination of this Lease.

                  V. Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

                  W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

                  X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12.A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five
(5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2.D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above. Notwithstanding the provisions of this Section 25.X to the contrary, no late charge shall be assessed the first time during any twelve
(12) month period that Rent is not paid within five (5) business days after the date on which it is due and payable, so long as Tenant shall pay any such delinquent amount within three (3) business days after notice of such delinquency from Landlord.

                  Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the most recent audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the most recent year's financial statements, each with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

                  Z. Attorneys' Fees. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this Lease, including any action for declaratory relief, or any action to collect any payments required under this Lease or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. In addition, Tenant shall pay the attorneys' fees and other costs Landlord incurs in enforcing this Lease where an action or proceeding is not brought.

                  AA.      Other Improvements. If portions of the Project or
property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other

Improvements, (iii) for the allocation of a portion of Operating Costs and Taxes to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems appropriate or necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

         26. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

         27. BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Improvement Agreement. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, modifying the common areas and tenant spaces to comply with Governmental Requirements, including regulations relating to the physically disabled, seismic conditions, and building safety and security. In connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. Landlord shall use commercially reasonable efforts in the performance of such Renovations to minimize interference with Tenant's conduct of business in the Premises and, with respect to any Renovations which require work to be performed in the Premises, Landlord shall provide Tenant with at least twenty-four (24) hours' prior written notice.

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

         28.      HAZARDOUS SUBSTANCES.

                  A. Prohibition Against Hazardous Substances. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties. If, as a result of any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees, any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 28.A are fully, finally, and absolutely barred by the applicable statutes of limitations.

                  B. Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Substances, and any claims, causes of action or other legal documents related to same. Within twenty-four (24) hours after Tenant receives notice of any unauthorized release, spill or discharge of Hazardous Substances, in, on, or about the Premises or Project, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with the unauthorized release, spill or discharge. Within two (2) business days after receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any Governmental Requirement, Tenant shall provide written notice to Landlord.

                  C. Remedial Work. If, as a result of any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees, any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Substances (collectively, "Remedial Work") is required under any Governmental Requirements, then Tenant shall perform or cause to be performed the Remedial Work in compliance with Governmental Requirements or, at Landlord's option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and

Landlord's reasonable attorneys' and experts' fees and costs incurred in connection with monitoring or review of such Remedial Work.

                  D. Environmental Questionnaire. Prior to execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall promptly update and resubmit to Landlord the Environmental Questionnaire if changes occur in the nature, content, handling, storage, use, treatment, transport, discharge, or disposal of the Hazardous Substances described therein. Attached hereto as Exhibit E is a form of Environmental Questionnaire to be executed in accordance with the foregoing provision.

                  E. Definition of "Hazardous Substances". "Hazardous Substances" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

         29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Project or
(b) the equity interest Landlord would have in the Project if the Project were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Project. In no event shall Landlord's liability extend to any other property or assets of Landlord, nor shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder. Further, in no event shall Landlord be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

         30. COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion,
(iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all Governmental Requirements, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection with the foregoing. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition.

         31.      OPTION TO EXTEND.

                  A. Subject to the terms and conditions set forth below, Tenant may at its option ("Renewal Option") extend the Term of this Lease for one (1) additional five (5) year period (the "Renewal Term"). If Tenant exercises the Renewal Option hereunder, all of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Renewal Term, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (i) the Base Rent payable by Tenant during the Renewal Term shall be as determined in accordance with Sections 31.C and 31.D below, (ii) Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (iii) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the Renewal Term.

                  B. To exercise the Renewal Option, Tenant must deliver an unconditional binding notice to Landlord via certified mail or hand delivery not sooner than three hundred sixty-five (365) days nor later than two hundred forty (240) days prior to the expiration of the initial Term of this Lease. Thereafter, the Base Rate for the Renewal Term shall be determined pursuant to Subsections B and C below. Such determination shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its Renewal Option.

                  C. The Base Rent payable by Tenant for the Premises during the Renewal Term shall be ninety-five percent (95%) of the Market Rate (as defined below) for the Premises, valued as of the commencement of the Renewal Term, determined in the manner hereinafter provided. As used herein, the term "Market Rate" shall mean the annual amount of Base Rent that a willing tenant would pay, and that a willing landlord would accept, at arm's length, for space comparable to the Premises within the Project or other comparable office projects in the vicinity of the Project (the "Comparison Projects"), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Renewal Term ("Comparison Leases"). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant's expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Renewal Term compared to the lease term of the Comparison Leases; (ii) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (iii) the size of the Premises compared to the size of the premises of the Comparison Leases; (iv) location, floor levels and efficiencies of the floor(s) for which the determination is being made; (v) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (vi) the age and quality of construction of the Building (including compliance with applicable codes on the applicable floors); and (vii) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant.

                  D.       The Base Rent shall be determined as follows:

                           1.       If Tenant provides Landlord with its
unconditional binding notice of exercise pursuant to Subsection B above, then, within one hundred twenty (120) days after Landlord's receipt of such notice, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord's proposal, Tenant shall notify Landlord in writing (x) that Tenant accepts Landlord's proposal or
(y) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Subsections 31.D(2) through 31.D(4) below. If Tenant does not give Landlord a timely notice in response to Landlord's proposal, Landlord's proposal of Market Rate shall be binding upon Tenant.

                           2.       If Tenant timely elects to submit the
determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant's notice to Landlord electing arbitration (or if Tenant accepts Landlord's initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the Renewal Term. If Landlord and Tenant are unable to agree on the Market Rate within such negotiating period, then within fifteen (15) days after the expiration of such negotiating period, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Subsections (3) and (4) below.

                           3.       Within seven (7) days after the exchange of
estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office/R&D space in Santa Clara County, California (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

                           4.       Within twenty-one (21) days after submission
of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to most closely approximate the Market Rate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

                           5.       Until the matter is resolved by agreement
between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 31, Tenant's monthly payments of Base Rent for the Renewal Term shall be in an amount equal to ninety-five percent (95%) of Landlord's determination of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

                  E. Tenant's right to exercise the Renewal Option is personal to, and may be exercised only by, the original named Tenant under this Lease or a Permitted Transferee, and only if the original named Tenant or a Permitted Transferee continues to occupy at least seventy-five percent (75%) of the Premises as of the date hereof at the time of such exercise. If Tenant shall assign this Lease or sublet more than twenty-five percent (25%) of the Premises under a sublease which is effective at any time during the final twelve (12) months of the initial Term to any person other than a Permitted Transferee, then immediately upon such assignment or subletting, Tenant's right to exercise the Renewal Option shall simultaneously terminate and be of no further force or effect. No assignee or subtenant, other than a Permitted Transferee, shall have any right to exercise the Renewal Option granted herein. In addition, if Tenant or a Permitted Transferee is in default under this Lease (after any applicable notice and cure period) at the time the Renewal Option is exercised or at any time thereafter until the commencement of the Renewal Term, or if Tenant or a Permitted Transferee has been in material default under this Lease (after any applicable notice and cure period) at any time prior to the exercise of the Renewal Option, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the Renewal Option and to unilaterally revoke the exercise of the Renewal Option, in which case this Lease shall expire on the Termination Date, unless earlier terminated pursuant to the terms hereof, and Tenant (or a Permitted Transferee) shall have no further rights under this Lease to renew or extend the Term.

         32.      RIGHT OF FIRST OFFER.

                  A. First Offer Space; Exercise. Subject to the terms and conditions set forth in this Section 32, Tenant shall have a continuous right of first offer (the "Right of First Offer") to lease the space comprised of approximately 47,114 rentable square feet and commonly known as 130 Rio Robles Drive, San Jose, California, as outlined on Exhibit A attached hereto (the "First Offer Space"), if at any time during the Term or the Renewal Term, if applicable, the First Offer Space becomes available for lease to third parties. Prior to leasing the First Offer Space to a third party, Landlord shall give notice to Tenant (an "Offering Notice") specifying Landlord's good faith estimate of (i) the Base Rent which Landlord proposes to charge for the First Offer Space, (ii) the approximate date upon which the First Offer Space is anticipated to be available for delivery, and (iii) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease. Tenant may exercise the Right of First Offer only with respect to all of the First Offer Space identified in any Offering Notice, and only if Tenant intends to occupy such First Offer Space in connection with its own reasonably foreseeable needs. For purposes of this
Section 32, the First Offer Space shall be "available for lease" if Landlord is free to lease the First Offer Space to the general public, unencumbered by any renewal rights or other similar rights in favor of the existing tenant of the First Offer Space.

                  B. Terms and Conditions. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice and on the terms of this Section 32, Tenant shall so notify Landlord within ten (10) business days after receipt thereof, which notice shall be unconditional and irrevocable. If Tenant timely exercises the Right of First Offer, then except as specified in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease for the remainder of the Term, except that (i) the Base Rent for the First Offer Space shall be as set forth in the Offering Notice, (ii) Tenant's Proportionate Share shall be adjusted to reflect the addition of the First Offer Space, (iii) the First Offer Space shall be delivered in its then-existing condition, "as is" as of the date of delivery of the First Offer Space, and Landlord shall have no obligation to repair, remodel, improve or alter the First Offer Space, to perform any other construction or other work of improvement upon the First Offer Space, or to provide Tenant with any construction or refurbishing allowance whatsoever, and
(iv) Tenant shall have no further rights to lease any additional space within the Project. Except as may be specified in the Offering Notice, Tenant shall commence paying Base Rent and all Additional Rent with respect to the First Offer Space on the date of delivery of the First Offer Space to Tenant in the condition required hereunder. Landlord shall promptly prepare, and Landlord and Tenant shall promptly execute, an amendment to this Lease reflecting the addition of the First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space identified in any Offering Notice, or if Tenant fails to execute and deliver said lease amendment to Landlord within ten (10) days after receipt thereof by Tenant, Landlord may thereafter lease such First Offer Space to any person on terms and conditions Landlord may deem appropriate.

                  C. Conditions to Exercise. Tenant's right to exercise the Right of First Offer is personal to, and may be exercised only by, the original named Tenant under this Lease or a Permitted Transferee, and only if the original named Tenant or a Permitted Transferee continues to occupy at least seventy-five percent (75%) of the Premises as of the date hereof at the time of such exercise. If Tenant shall assign this Lease or sublet more than twenty-five percent (25%) of the Premises under a sublease at any time before Tenant's receipt of the Offering Notice to any person other than a Permitted Transferee, then immediately upon such assignment or subletting, Tenant's Right of First Offer shall simultaneously terminate and be of no further force or effect. No assignee or subtenant, other than a Permitted Transferee, shall have any right to exercise the Right of First Offer granted herein. In addition, if Tenant or a Permitted Transferee is in default under this Lease (after any applicable notice and cure period) at the time the Right of First Offer is exercised or at any time thereafter until the delivery of the First Offer Space, or if Tenant or a Permitted Transferee has been in default under this Lease (after any applicable notice and cure period) at any time prior to the exercise of the Right of First Offer, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the Right of First Offer and to unilaterally revoke the exercise of the Right of First Offer. If not earlier terminated, the rights of Tenant pursuant to this Section 32 shall automatically terminate upon the Termination Date. Nothing contained in this Section 32 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing tenant(s) of the First Offer Space, to withhold the First Offer Space from the market, or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant.

         33.      LANDLORD'S PERSONAL PROPERTY.

                  A. Right to Use. During the Term of this Lease, Tenant shall have the right to use in the Premises the furniture and personal property identified on Exhibit G attached hereto ("Landlord's Personal Property"), subject to the terms and conditions contained in this Section 33. Landlord and Tenant agree that the lease of Landlord's Personal Property to Tenant hereunder is and is intended to be a true lease (and not a lease intended as security or a lease in the nature of a security interest). All right, title or interest in Landlord's Personal Property shall be in and remain with Landlord and no right, title or interest in Landlord's Personal Property shall pass to Tenant other than the right to possess and use Landlord's Personal Property for the Term of this Lease. Tenant authorizes Landlord to file a Form UCC-1 Financing Statement pursuant to California Uniform Commercial Code Section 9505, or any successor statute, for the purpose of perfecting Landlord's security interest in Landlord's Personal Property in the event that the lease of Landlord's Personal Property to Tenant hereunder is determined by a court of competent jurisdiction to be a security agreement or to create a security interest in Landlord's Personal Property rather than to constitute a true lease.

                  B. Tenant's Obligations. Tenant shall: (1) at its sole expense, repair and maintain each item of Landlord's Personal Property in the same condition as when received, ordinary wear and tear excepted, and in compliance with all applicable Governmental Requirements and all instructions and recommendations as to the repair and maintenance of such item of Landlord's Personal Property issued at any time by the vendor and/or manufacturer thereof;
(2) maintain conspicuously on any of Landlord's Personal Property such labels, plates, decals or other markings as Landlord may reasonably require, stating that Landlord is the owner of Landlord's Personal Property; (3) furnish to Landlord such information concerning the condition, location, use and operation of Landlord's Personal Property as Landlord reasonably may request; (4) make no additions, alterations, modifications or improvements to any item of Landlord's Personal Property without Landlord's prior written consent, which shall not be unreasonably withheld; (5) not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to Landlord's Personal Property (except those of persons claiming by, through or under Landlord); (6) use Landlord's Personal Property solely in the conduct of Tenant's business and keep Landlord's Personal Property in the Premises; (7) give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Landlord) from acquiring or having the right under any circumstances to acquire any interest in Landlord's Personal Property; and
(8) pay when due all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any of Landlord's Personal Property, or with respect to the purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Landlord).

                  C. Disclaimer. TENANT ACKNOWLEDGES THAT LANDLORD IS NOT THE MANUFACTURER OR SUPPLIER OF LANDLORD'S PERSONAL PROPERTY, NOR THE AGENT THEREOF, AND THAT LANDLORD MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER IN CONNECTION WITH LANDLORD'S PERSONAL PROPERTY, INCLUDING WITHOUT

LIMITATION, THE MERCHANTABILITY OF LANDLORD'S PERSONAL PROPERTY, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF LANDLORD'S PERSONAL PROPERTY. Landlord is not responsible for any repairs or service to Landlord's Personal Property, defects therein or failures in the operation thereof. For so long as Tenant performs each and all of its obligations under this Lease, Tenant shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to Landlord's Personal Property, to the extent permitted by law. If Landlord's Personal Property does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Tenant shall make all claims on account thereof solely against the manufacturer or supplier and not against Landlord, and Tenant shall nevertheless pay all Rent payable under this Lease. Landlord shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of Landlord's Personal Property or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Tenant or any third party

                  D. Default. Upon the occurrence of any default by Tenant (following any applicable notice and opportunity to cure) pursuant to Section 12.A, Landlord may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all Landlord's Personal Property:
(1) remedy such default, including making repairs or modifications to Landlord's Personal Property, for the account and expense of Tenant, and Tenant agrees to reimburse Landlord for all of Landlord's reasonable costs and expenses; and (2) exercise any other right or remedy which may be available to Landlord under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs.

                  E. Replacement. If all or any portion of an item of Landlord's Personal Property becomes lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, normal wear and tear excepted, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Tenant shall either promptly pay to Landlord an amount equal to the full replacement cost of such item of Landlord's Personal Property or replace such item of Landlord's Personal Property.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CARRAMERICA REALTY CORPORATION,
a Maryland corporation

By:      /s/ Christopher Peatross
         ------------------------
         Christopher Peatross
         Managing Director

Date of Execution: 08/08/03

TENANT:

COVAD COMMUNICATIONS COMPANY,
a California corporation

By:      /s/ P. MICHAEL HANLEY
         --------------------

Name:    P. MICHAEL HANLEY

Title:   SVP, ORG TRANSFORMATION
         [chairman, president or vice-president]

By:      /s/ MARK RICHMAN
         ---------------

Name:    MARK RICHMAN

Title:   CFO
         [secretary, assistant secretary,
         chief financial officer or assistant treasurer]

Date of Execution: 08/07/03

                                    EXHIBIT A

                            SITE PLAN OF THE PROJECT

                                 [See Attached]

                                    Exhibit A

                    [PICTURE OF RIO ROBLES TECHNOLOGY PARK]

                                    EXHIBIT B

                              RULES AND REGULATIONS

         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

         2. The sidewalks, exits and entrances located in the common areas of the Project shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom.

         3. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property.

         4. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without Landlord's prior written consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

         5. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof without prior notice to Landlord. Upon termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor.

         6. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         7. Intentionally omitted.

         8. Without Landlord's prior written consent, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

         9. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         10. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

                               Exhibit B, Page 1

         11. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

         12. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance.

         13. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

         Accordingly:

                  (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

                  (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

                  (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

         14. Tenant shall not disturb the quiet enjoyment of any other tenant.

         15. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same. During the last nine (9) months of Tenant's Lease Term, Landlord may place and keep on the exterior of the Premises signs advertising the Premises for Rent.

         16. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without Landlord's prior written consent, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

         17. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

         18. Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance Landlord's prior written approval. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

                               Exhibit B, Page 2

         19. Tenant shall promptly remove all rubbish and waste from the Premises.

         20. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without Landlord's prior written consent.

         21. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

         22. Except for white boards and customary art and pictures, Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without Landlord's prior written consent.

         23. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

         24. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                               Exhibit B, Page 3

                                    EXHIBIT C

                          TENANT IMPROVEMENT AGREEMENT

         This Tenant Improvement Agreement ("Agreement") is an integral part of the Lease dated August 6, 2003 ("Lease") relating to certain Premises described therein, and except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meaning given such terms in the Lease. Landlord and Tenant agree as follows with respect to the Tenant Improvements to be installed in the Premises:

         1.       INITIAL TENANT IMPROVEMENTS.

                  A. Landlord shall cause to be performed the initial alterations, additions and improvements to the Premises identified on the Approved Space Plan attached to the Lease as Exhibit C-1, including the installation of Landlord's Personal Property and all related cabling and associated data, voice, and other wiring, the removal of the existing storefront system and balcony on the Premises, and the installation of a new storefront on the Premises and an evacuation system (including horns, strobes and pull station) on the Premises (collectively, the "Tenant Improvements"). Except as otherwise set forth in Exhibit C-1 and Exhibit G, Landlord shall cause the Tenant Improvements to be performed subject to and in accordance with Landlord's standard specifications for the Project ("Project Standard Specifications"), including, but not limited to, the standard building materials which are then being used by Landlord for the Building. Landlord will provide Tenant with a copy of the Project Standard Specifications upon Tenant's request. The work of constructing the Tenant Improvements is referred to as "Landlord's Work". Except as provided above, Tenant shall be solely responsible for the installation of trade fixtures, furniture, cabling and a security system in the Premises. Such installation shall be in accordance with the applicable provisions of the Lease, including, but not limited to, Section 5 thereof.

                  B. Following execution of the Lease, Landlord shall cause to be prepared and delivered to Tenant for Tenant's review and approval the final working drawings for Landlord's Work (the "Final Plans") in accordance with the Work Schedule attached to the Lease as Exhibit C-2; provided, however, that Tenant's review and approval of the Final Plans shall be limited to confirming their consistency with the Approved Space Plan and the Project Standard Specifications. Landlord shall cause Landlord's Work to be performed substantially as shown on the Final Plans, excepting only minor variations (i.e., variations which are not inconsistent with the intent of the Final Plans) as Landlord may deem advisable and any Change Orders approved by Landlord, and in compliance with Governmental Requirements.

         2. CHANGE ORDERS. If, prior to the Substantial Completion Date, Tenant shall request improvements or changes to the Premises in addition to, revision of or substitution for the Tenant Improvements identified on the Approved Space Plan, including, without limitation, any request for above-Building standard finishes or other detailed specifications (individually or collectively, "Change Order Requests"), Tenant shall deliver to Landlord for its approval plans and specifications for such Change Order Requests. If Landlord does not approve of the plans for such Change Order Requests, Landlord shall advise Tenant of the revisions required within

                                Exhibit C, Page 1
five (5) business days after Landlord's receipt of the Change Order Requests. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days after Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Order Requests. Tenant shall pay for all preparations and revisions of plans and specifications, and the incremental increase in the cost of construction resulting from all Change Order Requests (as provided in Section 3.A below).

         3.       TENANT IMPROVEMENT COSTS.

                  A. Landlord shall bear the cost of construction of the Tenant Improvements; provided, however, that:

                           1.       Tenant shall bear any increase in the cost
of construction resulting from Change Order Requests agreed upon by Landlord and Tenant;

                           2.       Tenant shall bear any increase in the cost
of construction resulting from any Tenant Delays (as defined in Section 1.A(3) of the Lease); and

                           3.       Tenant shall bear all costs and expenses
incurred by Landlord in acquiring and installing the evacuation system (including horns, strobes and pull station) on the Premises.

                  B. Tenant shall pay to Landlord the costs and expenses described in Sections 3.A(1), 3.A(2) and 3.A(3) above, and the cost of acquiring and installing Landlord's Personal Property and all related cabling to the extent such cost exceeds the Tenant Improvement Allowance (as defined below), as reasonably estimated by Landlord, within ten (10) days following presentation to Tenant of an invoice for such costs and expenses. Upon request, Landlord shall supply reasonable supporting documentation for any such invoice, in each instance within a reasonable time following such request, but Tenant shall not be entitled to delay or withhold payment of any sums invoiced by Landlord, and payment of such sums shall not be deemed a waiver of any right on the part of Tenant to such reasonable supporting documentation. Any delay resulting from Tenant's failure to timely pay such invoice or any portion thereof shall be a Tenant Delay.

                  C. A tenant improvement allowance (the "Tenant Improvement Allowance") of Seven Hundred Seventy-Five Thousand Seven Hundred Sixty-Four and No/100 Dollars ($775,764.00) (i.e., Nine and No/100 Dollars ($9.00) per rentable square foot of the Premises) shall be made available to Tenant on the basis of the terms and conditions set forth herein.

                           1.       The Tenant Improvement Allowance shall be
applied first towards the costs and expenses incurred by Landlord in acquiring and installing Landlord's Personal Property and all related cabling and associated data, voice, and other wiring, and second towards costs and expenses incurred by Tenant in the acquisition and installation of a security and safety system and cafeteria furniture in the Premises.

                           2.       Within thirty (30) days after final
completion of the Tenant Improvements (including any punch-list items) and acceptance thereof by Tenant or as soon thereafter as is practicable, Landlord shall deliver a statement to Tenant showing the final cost of

                                Exhibit C, Page 2

Landlord's Personal Property. Any objection by Tenant to such statement, or any information reported therein, shall be deemed waived if not raised by written notice to Landlord within ten (10) business days following delivery of such statement.

                           3.       After delivery of such statement to Tenant,
Tenant may submit invoices to Landlord for costs incurred by Tenant for the acquisition and installation of a security and safety system and cafeteria furniture in the Premises. Following Landlord's receipt of such invoices, and provided that (a) the Lease is then in full force and effect and (b) Tenant is not then in default of any of its obligations under the Lease, Landlord shall within thirty (30) days thereafter pay Tenant the amount requested in such invoices; provided, however, that in no event shall Landlord be obligated to pay Tenant more than the difference between (x) the maximum amount of the Tenant Improvement Allowance minus (y) the costs and expenses incurred by Landlord in acquiring and installing Landlord's Personal Property.

                           4.       If any portion of the Tenant Improvement
Allowance remains after deducting the costs and expenses incurred by Tenant for the acquisition and installation of a security and safety system and cafeteria furniture in the Premises, then Rent (as defined in Section 2.A of the Lease) shall abate in an amount equal to such remainder.

         4. SUBSTANTIAL COMPLETION. As used herein and in the Lease, the "Substantial Completion Date" shall be the date that (a) Landlord, its architect, engineer or construction manager determines that Landlord's Work has been completed, except for (i) finishing details, minor omissions, mechanical adjustments, and similar items of the type customarily found on an architectural punch-list, the correction or completion of which will not substantially interfere with Tenant's occupancy and use of the Premises; and (ii) trade fixtures, workstations, telecommunications or computer cabling or built-in furniture or equipment to be installed by Tenant, and (b) Tenant is legally permitted to occupy the Premises (as evidenced by final inspection and sign-off by the City of Santa Clara on the job card for Landlord's Work, or reasonable equivalent) ("Substantial Completion"); provided, however, that as provided in
Section 1.A(3) of the Lease, if Landlord is delayed in completing Landlord's Work or in delivering possession of the Premises to Tenant as a result of any Tenant Delay, the Substantial Completion Date shall be deemed to have occurred on the date the Substantial Completion Date would have occurred in the absence of such Tenant Delay, as reasonably determined by Landlord or Landlord's architect.

                                Exhibit C, Page 3

                                   EXHIBIT C-1

                               APPROVED SPACE PLAN

         Pricing Set prepared by AAI Architects dated June 26, 2003, as modified on July 2, 2003, August 1, 2003 and August 6, 2003.

                                Exhibit C, Page 4

                                   EXHIBIT C-2

                                  WORK SCHEDULE

                                 [See Attached]

                                Exhibit C, Page 5

                             [GRAPH OF COVAD T.I.]

                                   COVAD T.I.
                          110 Rio Robles, San Jose, CA

ID                          Task Name                        Duration          Start            Finish
--                          ---------                        --------          -----            ------
1       OVERALL PROCESS FLOW:                                58 DAYS        MON 7/28/03      WED 10/15/03

2

3       PROGRAMMING/DESIGN:                                  10 DAYS        MON 7/28/03        FRI 8/8/03

4             Covad Comments/Redlines to 07.02.03 Plan         1 day        Mon 7/28/03       Mon 7/28/03

5             Carr Review of Covad Comments                    1 day        Tue 7/29/03       Tue 7/29/03

6             CAD Backgrounds to Subconsultants                1 day        Wed 7/30/03       Wed 7/30/03

7             MPE Requirement Review w/Covad                   1 day        Thu 7/31/03       Thu 7/31/03

8             Integrate Comments into CD's (aai Design)       2 days        Fri  8/1/03        Mon 8/4/03

9             Construction Documents                           2 wks        Mon 7/28/03        Fri 8/8/03

10            CD's Complete                                   0 days         Fri 8/8/03        Fri 8/8/03

11

12      PERMITTING                                            5 DAYS         FRI 8/8/03       FRI 8/15/03

13            Submit for Construction Permit                  0 days         Fri 8/8/03        Fri 8/8/03

14            City Review for Permit                          5 days        Mon 8/11/03       Fri 8/15/03

15            Permit Ready for Pickup                         0 days        Fri 8/15/03       Fri 8/15/03

16

17      CONSTRUCTION                                          8 wks        Mon 08/11/08       Fri 10/3/03

18

19      FURNITURE                                            45 DAYS        MON 7/28/03       FRI 9/26/03

20            Selection by Covad                              5 days        Mon 7/28/03        Fri 8/1/03

21            Release Furniture Order                         0 days         Fri 8/1/03        Fri 8/1/03

22            Delivery to Site                                 6 wks        Mon 7/28/03        Fri 9/5/03

23            Installation                                     3 wks         Mon 9/8/03       Fri 9/26/03

24            Furniture Complete                              0 days        Fri 9/26/03       Fri 9/26/03

25

26      DATA CABLING                                         55 DAYS        MON 7/28/03      FRI 10/10/03

27            Finalize Specification with Vendor by Covad    15 days        Mon 7/28/03       Fri 8/15/03

28            Release Cabling Vendor                          0 days        Fri 8/15/03       Fri 8/15/03

29            Delivery to Site                                 4 wks        Mon 8/18/03       Fri 9/12/03

30            Installation                                     2 wks        Mon 9/29/03      Fri 10/10/03

31            Cabling Complete                                0 days       Fri 10/10/03      Fri 10/10/03

32

33      OCCUPANCY                                            13 DAYS        FRI 9/26/03      WED 10/15/03

34            Construction Complete                           0 days        Fri 10/3/03       Fri 10/3/03

35            Furniture Complete                              0 days       Fri  9/26/03       Fri 9/26/03

36            Cabling Complete                                0 days       Fri 10/10/03      Fri 10/10/03

37            Final City Inspections                          2 days       Mon 10/13/03      Tue 10/14/03

38            Occupancy                                        1 day       Wed 10/15/03      Wed 10/15/03

CarrAmerica Development                                                   Page 1

                                    EXHIBIT D

                         COMMENCEMENT DATE CONFIRMATION

         THIS CONFIRMATION AGREEMENT is entered into as of _______________ __, 20__ by and between CarrAmerica Realty Corporation, a Maryland corporation ("Landlord"), and Covad Communications Company, a California corporation ("Tenant"), with respect to that certain Lease dated as of August 6, 2003 (the "Lease") respecting certain premises (the "Premises") located in the building known as 110 Rio Robles Drive, San Jose, California.

         Pursuant to Section 1.A of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is ________________ __, 20___ and that the Termination Date (as defined in the Lease) is _______________ __, 20__.

         This Confirmation Agreement supplements, and shall be a part of, the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.

LANDLORD:

CARRAMERICA REALTY CORPORATION,
a Maryland corporation

By:    __________________________________
       Christopher Peatross
       Managing Director

Date of Execution: ______________________

TENANT:

COVAD COMMUNICATIONS COMPANY,
a California corporation

By:    __________________________________

Name:  __________________________________

Title: __________________________________

Date of Execution: ______________________

                                Exhibit D, Page 1

                                    EXHIBIT E

                           ENVIRONMENTAL QUESTIONNAIRE

         As a new tenant of the Project, answer based upon: (1) any existing or previous operations of the same kind which Tenant has conducted elsewhere, and
(2) Tenant's plans for the new space. For each answer, specify which operation(s) you are describing.

         1.       Solid Waste.

                  a. Does the facility have an EPA Hazardous Waste generator number?

                  b. Does the facility produce Hazardous Waste? Other chemical waste?

                  c. Describe each type of waste generated (whether or not hazardous).

                  d. If the facility produces hazardous waste, is it classified as a large quantity generator, small quantity generator or conditionally exempt small quantity generator?

                  e. Are hazardous waste manifests maintained for three years on site?

                  f.       Please identify the waste disposal contractor.

         2.       Wastewater.

                  a. Does the facility produce any "process wastewater," meaning any wastewater that has come in contact with chemicals or other materials in process (essentially, any discharge of water other than from sinks and toilets)?

                  b. If so, please describe each type of process wastewater produced.

                  c.       Is any water discharged down the floor drains?

                  d. Does the facility have a permit for its wastewater discharges?

         3.       Air Emissions.

                  a. Does the facility emit any chemicals or wastes into the air?

                  b.       Does the facility have an air permit?

                  c. Does the facility treat any of its air emissions to remove air pollutants?

                  d.       Describe the ventilation system for the facility.

         4.       General.

                  a. Has the facility ever been charged with any violation of, or found in violation of any environmental requirements? If yes, please describe.

                                Exhibit E, Page 1

                  b. Are you aware of any testing of soil or groundwater to determine whether any contamination exists in or around the facility? If so, please provide results.

                  c. Please describe any hazardous materials present on site, their respective quantities and the containment measures for those materials.

                                Exhibit E, Page 2

                                    EXHIBIT F

                                LETTER OF CREDIT

                                [Bank Letterhead]

                          IRREVOCABLE LETTER OF CREDIT

Date:  ___________, 20______
Credit No. ____________________

CarrAmerica Realty Corporation
1810 Gateway Drive, Suite 150
San Mateo, CA 94404
Attn:  Market Officer

CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006
Attn:  Lease Administration

Ladies/Gentlemen:

         We, [INSERT NAME OF BANK] (the "Paying Bank"), hereby establish in favor of CarrAmerica Realty Corporation, a Maryland corporation (the "Beneficiary"), this Irrevocable Letter of Credit No. ___________ (this "Letter of Credit") in the amount of Two Hundred Forty-Five Thousand Six Hundred Fifty-Eight and 60/100 Dollars ($245,658.60) (the "Stated Amount"), effective immediately and expiring on [NO EARLIER THAN TWELVE (12) MONTHS AFTER DATE OF ISSUANCE] (the "Expiration Date").

         THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF TWELVE (12) MONTHS FROM THE PRESENT AND EACH FUTURE EXPIRATION DATE, UNLESS WE HAVE NOTIFIED YOU IN WRITING, NOT LESS THAN SIXTY (60) DAYS BEFORE SUCH EXPIRATION DATE, THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT. OUR NOTICE OF SUCH ELECTION SHALL BE SENT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ABOVE ADDRESS OR SUCH OTHER ADDRESS AS YOU MAY SPECIFY BY WRITTEN NOTICE.

         We hereby irrevocably authorize Beneficiary to draw upon this Letter of Credit, issued for the account of Covad Communications Company, a California corporation (the "Account Party"), or its successors or assigns, under the terms and conditions set forth herein, an aggregate amount that does not exceed the Stated Amount. Funds under this Letter of Credit shall be available from the Paying Bank upon presentation at our branch located at [INSERT ADDRESS OF SAN FRANCISCO BRANCH] of (a) a sight draft signed by an authorized representative of Beneficiary in the form of Exhibit "1" attached hereto (with the appropriate insertions) and (b) this original

                                Exhibit F, Page 1

Letter of Credit. This Letter of Credit may be drawn in whole or in part from time to time, and each such drawing shall reduce the amount thereafter available hereunder by an amount equal to the amount of such partial drawing. The amount of each drawing shall be endorsed on the back of this Letter of Credit by the Paying Bank and the Letter of Credit returned to Beneficiary after each draw until the final draw, in which case this Letter of Credit shall be delivered to the Paying Bank.

         We hereby agree that a sight draft drawn and presented as specified above will be duly honored by the Paying Bank. We hereby further agree for the benefit of all drawers, endorsers and bona fide holders of a sight draft drawn under and in compliance with the terms of this Letter of Credit that our obligations hereunder are independent of the existence, performance, or nonperformance of the contract or arrangement out of which this Letter of Credit arises or which underlies it and are not subject to claims or defenses by Account Party resulting from its relationship with the Paying Bank or Beneficiary.

         Presentation of a sight draft and this Letter of Credit must be made at the Paying Bank on or before the Expiration Date, as the same may be extended hereby. Funds available under this Letter of Credit will be made in immediately available funds to the account specified in the sight draft on the same day as presentation if presentation of such documents is made on or before 2 p.m. (San Francisco time), and on the next succeeding business day if presentation is made after 2 p.m. (San Francisco time).

         This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). As to matters not governed by the Uniform Customs, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of California. Communications with respect to this Letter of Credit shall be in writing and shall be addressed to [NAME OF BANK], Attention: ______________, specifically referring thereon to "Irrevocable Letter of Credit No. ___________" issued by [NAME OF BANK].

         This Letter of Credit is transferable by Beneficiary upon presentation to us of a duly executed instrument of transfer in the form attached hereto as Exhibit "2". Any fees or charges in connection with such transfer shall be paid by Account Party.

                                         Very truly yours,

                                         [NAME OF BANK]

                                         By: ___________________________

                                Exhibit F, Page 2

                           EXHIBIT "1" TO IRREVOCABLE
                       LETTER OF CREDIT NO. ______________

                                   SIGHT DRAFT

________________, California                                      $_____________

[INSERT DATE]

To:      [INSERT NAME AND ADDRESS OF PAYING BANK]

         Pay on sight to the order of _________________________________, the sum of __________________ Dollars ($__________) drawn under Irrevocable Letter of Credit No. _______ dated _____________, issued by _______________________. The
Letter of Credit is attached.

         Payment should be made by wire transfer of immediately available funds to account number _________ at ____________________.

                               Very truly yours,

                               By: ____________________________________
                                   [NAME AND TITLE OF AUTHORIZED REPRESENTATIVE]

                                Exhibit F, Page 3

                           EXHIBIT "2" TO IRREVOCABLE
                        LETTER OF CREDIT NO. ____________

                                 [NAME OF BANK]

         Re:  Irrevocable Letter of Credit
              No. _______________ issued by [NAME OF BANK] ("Letter of Credit")

Ladies and Gentlemen:

                  For value received, the undersigned beneficiary hereby irrevocably transfers to:

                     [INSERT NAME AND ADDRESS OF TRANSFEREE]

all rights of the undersigned beneficiary under the Letter of Credit.

         By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. The Letter of Credit may hereafter be amended, extended or increased without necessity of any consent of or notice to the undersigned beneficiary and you are hereby instructed to give notice thereof directly to the transferee.

                                            Very truly yours,

                                            ____________________________________
                                            Signature of Beneficiary

                                Exhibit F, Page 4

                                    EXHIBIT G

                          LANDLORD'S PERSONAL PROPERTY

         The parties agree that this Exhibit G shall be finalized and added to the Lease at such time as Landlord's Personal Property is identified by Landlord and Tenant in accordance with the Work Schedule attached to the Lease as Exhibit C-2.

                                Exhibit G, Page 1